UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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CREE, INC.
(Name of Registrant as Specified In Its Charter)
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_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_________________________________________________________________

To the Shareholders of Cree, Inc.:

The 2012 Annual Meeting of Shareholders of Cree, Inc. will be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 23, 2012, at 10:00 a.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1—Election of eight directors

•	Proposal No. 2—Approval of an amendment to the 2004 Long-Term Incentive Compensation Plan to increase the number of shares authorized for issuance under the plan

•	Proposal No. 3—Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2013

•	Proposal No. 4—Advisory (nonbinding) vote to approve executive compensation
All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on August 27, 2012 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,
Adam H. Broome
Secretary
Durham, North Carolina
September 5, 2012

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about September 10, 2012, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials which will indicate how to access our 2012 Proxy Statement and 2012 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number available on the Internet voting site; (2) over the Internet, by accessing the website address printed on your Notice; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.
____________________
PROXY STATEMENT
____________________

MEETING INFORMATION

The Board of Directors of Cree, Inc., or the Company, is asking for your proxy for use at the 2012 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 23, 2012, at 10:00 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the eight directors listed in this proxy statement; (2) approval of an amendment to the 2004 Long-Term Incentive Compensation Plan, or the LTIP, to increase the number of shares authorized for issuance under the plan; (3) ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2013; and (4) advisory (nonbinding) vote to approve executive compensation.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the amendment to the LTIP, FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2013, and FOR the advisory (nonbinding) vote to approve executive compensation.

Beginning on or about September 10, 2012, proxy materials for the annual meeting, including this proxy statement and our 2012 Annual Report, are being made available to shareholders entitled to vote at the annual meeting. The annual report is not part of our proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on October 23, 2012:

The annual report and proxy statement will be available on the Internet at
www.cree.com/annualmeeting.

Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 10, 2012, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our annual report. The Notice also instructs you on how you can vote using the Internet and how you can access the Internet voting site, which will contain instructions on how you can vote by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only shareholders of record of the Company at the close of business on August 27, 2012 are entitled to vote at the meeting and any adjournments of the meeting. At that time, there were 116,000,395 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or in person using one of the following methods:

•
Voting by Telephone. You can vote by following the directions on your Notice to access the Internet voting site and by calling the toll-free telephone number available on the site, or if you requested printed proxy materials, by calling the toll-free number printed on your proxy card. The deadline for voting by telephone is Monday, October 22, 2012, at 11:59 p.m. Eastern time.

•
Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address printed on the Notice. The deadline for voting over the Internet is Monday, October 22, 2012 at 11:59 p.m. Eastern time.

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Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, October 22, 2012.

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Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting in person, (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed, (3) timely submitting new voting instructions by telephone or over the Internet as described above or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy by telephone, over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement, “FOR” approval of the amendment to the LTIP, “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013, and “FOR” the advisory (nonbinding) vote to approve executive compensation.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are no longer permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares as brokers will have discretionary voting authority only with respect to Proposal 3 if you do not instruct your broker how you wish to vote your shares.

Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required
Directors will be elected by a plurality of the votes cast. Thus the nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

The proposed amendment to the LTIP and ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2013 will be approved if the votes cast for approval exceed the votes cast against approval. Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the 2012 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.

With respect to the advisory (nonbinding) vote on executive compensation, the executive compensation will be approved if the votes cast for approval exceed the votes cast against approval. Because your vote on executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board of Directors, and it will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
All eight persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified.
The following table lists the nominees for election and information about each. The Governance and Nominations Committee of the Board of Directors has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Principles adopted by the Board of Directors, including that no nominee will be 72 years old or older at the time of the annual meeting. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Principles, under which the Chief Executive Officer is expected to own shares with a value not less than five times his base salary, and each non-employee member of the Board of Directors is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees.

Name	Age	Principal Occupation and Background	Director Since
Charles M. Swoboda	45
Mr. Swoboda has served as the Company’s Chief Executive Officer since June 2001, as President since January 1999, as a member of the Board of Directors since October 2000 and as chairman since April 2005. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Vice President for Operations, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.
Mr. Swoboda’s employment with the Company for the past 19 years in diverse roles, his leadership as the Company’s Chief Executive Officer for more than a decade and his service on the Board of Directors for twelve years, including his service as Chairman of the Board for the past seven years, uniquely qualify him for election to the Board of Directors. He brings to the Board a critical perspective and understanding of the Company’s business strategy, and he is enabled by his experience and position as Chief Executive Officer to provide the Board valuable insight into the management and operations of the Company.
			2000

Name	Age	Principal Occupation and Background	Director Since
Clyde R. Hosein	53
Mr. Hosein has been a member of the Board of Directors since December 2005. Since June 2008, he has served as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of essential mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation.
Mr. Hosein’s qualifications to serve as a director include his service on the Company’s Board of Directors and its Audit Committee during the past seven years, his years of experience as an executive officer in publicly traded companies in the semiconductor industry, including his roles in operational management, his substantial experience as a chief financial officer responsible for the finance and accounting functions of publicly traded companies, his qualifications as an audit committee financial expert, and his technical background and significant experience in technology-based companies generally.
			2005

Name	Age	Principal Occupation and Background	Director Since
Robert A. Ingram	69
Mr. Ingram joined the Board of Directors in December 2008.  Since January 2010, he has been a General Partner in the firm Hatteras Venture Partners, a venture capital firm that invests in early stage life science companies in the southeast United States, and he has also served as strategic advisor to the chief executive officer of GlaxoSmithKline plc, a publicly traded pharmaceutical research and development company. From 2003 through 2009, he served as Vice Chairman Pharmaceuticals, GlaxoSmithKline.  He previously served as Chief Operating Officer and President of Pharmaceutical Operations of GlaxoSmithKline following the December 2000 merger of Glaxo Wellcome plc and SmithKline Beecham plc.  Prior to the merger he served as Chief Executive Officer of Glaxo Wellcome plc and as Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc.  Mr. Ingram also serves on the Boards of Directors of Allergan, Inc. and Edwards Lifesciences Corporation and serves as Lead Director of Valeant Pharmaceuticals International, Inc. and as Chairman of Elan Corporation, plc.  He also served as Chairman of the Board of Directors of OSI Pharmaceuticals, Inc. from January 2003 until its sale in June 2010. He previously served as a director of Misys plc, Nortel Networks Corp., Wachovia Corp., Lowe’s Companies, Inc. and Pharmaceutical Product Development, Inc. until 2005, 2006, 2008, May 2011 and December 2011 respectively.
Mr. Ingram brings to the Company’s Board of Directors a wealth of experience as a director who has served in several roles on the boards of major publicly traded companies, including his service since October 2011 as the Company’s Lead Independent Director and Chairman of the Governance and Nominations Committee. He also provides the perspective of a former chief executive officer with substantial leadership experience in the life sciences sector along with insights on operational and other matters relevant to business generally and the semiconductor business in particular, such as research and development and intellectual property. In addition, Mr. Ingram brings to the Board the views and judgment of a leader who is highly respected both locally and internationally for his business expertise and acumen.
			2008

Name	Age	Principal Occupation and Background	Director Since
Franco Plastina	49
Mr. Plastina joined the Board of Directors in December 2007. Since May 2012, he has served as President and Founder of Arc & Company, LLC, an advisory and angel investment firm. He has also served as an Entrepreneur-in-residence with the Blackstone Entrepreneurs Network in Research Triangle Park, North Carolina since October 2011. From February 2006 until January 2011 he served as President and Chief Executive Officer, and as a board member, of Tekelec, a publicly traded provider of telecommunications network systems and software applications. From September 2005 through February 2006 Mr. Plastina served as Executive in Residence at Warburg Pincus LLC, a private equity firm, where he was responsible for evaluating potential investments and providing executive support to portfolio companies. From 2003 to 2005, he held various executive positions with Proxim Corporation, a provider of Wi-Fi and broadband wireless access products, including Executive Chairman, President and CEO. From 1987 until 2002, Mr. Plastina served in a series of management and executive positions with Nortel Networks Corporation, a multi-national telecommunications equipment provider.
Mr. Plastina brings to the Board significant senior executive leadership experience, including seven years of experience from his service as chief executive officer of two publicly traded companies as well as over 25 years of experience in various executive roles in the telecommunications and wireless industries. This technology industry experience gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his service on the Company’s Board of Directors and its Audit Committee for the past five years, his private equity investment experience and his qualifications as an accounting committee financial expert.
			2007
Alan J. Ruud	65
Mr. Ruud joined the Board of Directors in August 2011, when the Company acquired Ruud Lighting, Inc., or Ruud Lighting, and also began serving as the Company’s Vice Chairman–Lighting at that time.  Mr. Ruud is a founder of Ruud Lighting and served in various roles at Ruud Lighting since its founding in 1982, including as its Chief Executive Officer, President and as a member of its Board of Directors. Most recently, and until the acquisition, Mr. Ruud served as the Chief Executive Officer and as Chairman of the Board of Directors of Ruud Lighting, positions which he held for over a decade.  Mr. Ruud also served as the President of Ruud Lighting until November 2009.
Mr. Ruud’s roles as a founder, executive officer, and director of Ruud Lighting since its incorporation and his nationally-recognized expertise in the lighting industry uniquely qualify him for election to the Company’s Board of Directors as the Company expands its lighting business.
			2011

Name	Age	Principal Occupation and Background	Director Since
Robert L. Tillman	69
Mr. Tillman joined the Board of Directors in October 2010. From November 1994 to January 2005, he served as a director of Lowe’s Companies, Inc., as its Chairman from January 1998 to January 2005, and as its President and Chief Executive Officer from August 1996 to January 2005.  After his retirement from Lowe’s, he served on the Board of Directors of Bank of America Corporation from April 2005 to May 2009, and also served as a member of its Asset Quality and Executive Committees.
Mr. Tillman brings substantial leadership experience as a chief executive officer in a substantial, publicly traded company in the retail distribution industry. His knowledge and operational expertise in that environment, particularly with respect to consumer product marketing, and his substantial board experience, qualify him to serve on the Company’s Board.
			2010
Harvey A. Wagner	71
Mr. Wagner has served on the Board of Directors since February 2004. Since August 2007, he has served as managing principal of H.A. Wagner Group LLC, an investment and consulting firm. From April 2008 to November 2010, he served as President and Chief Executive Officer, and as a board member, of Caregiver Services, Inc., a home care provider. Mr. Wagner previously served as President and Chief Executive Officer of Quovadx, Inc., a global software and services company, from October 2004 to July 2007, as its Acting President and Chief Executive Officer from May 2004 to October 2004, and as a member of its Board of Directors from April 2004 to July 2007. From 1989 to 1994 he served as Chief Financial Officer at Computervision Corporation and from 1994 to 1998 at Scientific-Atlanta, Inc.  From 1998 until joining Quovadx in 2004, he held chief financial officer positions with Premiere Technologies, Inc., PaySys International, Inc., Optio Software, Inc. and Mirant Corporation. Earlier in his career, he spent 18 years in Silicon Valley where he held senior financial positions with GTE Corporation, Fairchild and American Microsystems. He served as a director of StarTek, Inc. from May 2008 to May 2012 and served as a director of FormFactor, Inc. from 2005 to 2010.
Mr. Wagner has served as chief financial officer of six publicly traded companies and as chief executive officer of a publicly traded company, giving him extensive experience in and knowledge useful for the oversight of financial management, financial reporting and related functions for public companies and technology companies in particular. In addition to his qualifications as an audit committee financial expert and his nearly nine years of experience serving on the Company’s Board of Directors and as Chairman of its Audit Committee, he brings to the Board of Directors his leadership experience as a chief executive officer of a publicly traded technology company and his experience acquired in serving on the boards of directors of other publicly traded companies in the technology sector.
			2004

Name	Age	Principal Occupation and Background	Director Since
Thomas H. Werner	52
Mr. Werner has been a member of the Board of Directors since March 2006. He has served as Chief Executive Officer for SunPower Corporation, a publicly traded manufacturer of high-efficiency solar cells and solar panels, since June 2003, and is also a member of its Board of Directors. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company. He is currently also a director of Silver Spring Networks, Inc., an energy solutions company.
Mr. Werner’s qualifications to serve as a director include his six years of service on the Company’s Board of Directors and his five years serving as Chairman of its Compensation Committee. In addition to his technical expertise, he brings to the Board significant executive leadership and operational management experience gained at businesses in the technology sector, and the semiconductor industry in particular, including his experience as a chief executive officer of a publicly traded “green technology” company for the past nine years.
			2006
The Board of Directors recommends shareholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Swoboda serves as both an executive officer of the Company and a member of the Board of Directors. Michael E. McDevitt (age 48), Norbert W. G. Hiller (age 52) and Tyrone D. Mitchell, Jr. (age 45) also serve as executive officers of the Company.
Mr. McDevitt was appointed as Vice President and Interim Chief Financial Officer of the Company effective May 22, 2012. Mr. McDevitt previously served as the Company’s Director–Financial Planning from 2005 to 2011 and as the Company’s Corporate Controller from 2002 to 2005. Since 2011 he served as Director–Sales Operations. Additionally, he served as the Company’s Chief Financial Officer and Treasurer on an interim basis from May 2006 through September 2006. Before joining the Company in 2002, Mr. McDevitt was Chief Financial Officer of American Sanitary Incorporated, a privately owned U.S. distributor of janitorial-sanitary maintenance products, from 1997 to 2002. He served from 1994 to 1997 as Director of Acquisitions for Unisource Worldwide, Inc., a publicly traded North American distributor of printing and imaging papers and supply systems.
Mr. Hiller was appointed as Executive Vice President–LEDs of the Company in October 2011. He joined the Company in 2001, serving previously as the Company’s Vice President & General Manager–LED Components, Senior Vice President–Sales (interim), Vice President & General Manager–XLamp and General Manager–Optoelectronics. Before joining the Company, Mr. Hiller served from 1996 to 2001 as a Vice President at OSRAM Opto Semiconductors GmbH in Germany, and was responsible for general marketing of the LED components and light modules group. He served from 1991 to 1996 as a Marketing & Sales Manager for Philips Optoelectronics Centre in the Netherlands, and spent several years at one of their German facilities.
Mr. Mitchell was appointed as Executive Vice President–Lighting in October 2011. Previously, he held several business leadership roles at Cree, and most recently served as Vice President and General Manager of LED Lighting beginning in January 2010.  Prior to that, he served as Vice President and General Manager of LED Chips and Materials beginning in 2008. He was named General Manager for LED Chips in 2006, and added general management responsibility for Materials in 2008.
Code of Ethics
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, Chief Financial Officer, and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at www.cree.com. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.
Board Composition and Independence of Directors
The size of the Board of Directors was fixed at not less than five nor more than nine members by the Company’s shareholders, with the Board of Directors determining the number within that range from time to time. Eight persons have been nominated for election at the annual meeting. The accompanying proxy cannot be voted for more than eight nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market LLC, or Nasdaq. Currently, the Board of Directors is composed of Messrs. Swoboda, Hosein, Ingram, Plastina, Ruud, Tillman, Wagner and Werner. The Board of Directors has determined that six of the present directors—Messrs. Hosein, Ingram, Plastina, Tillman, Wagner and Werner—are each an “independent director” within the meaning of the applicable Listing Rules of Nasdaq. All of these directors are standing for re-election.

The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chairman of the Board, the Lead Independent Director, and the Chairman of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chairman of the Board under our Bylaws are to preside at meetings of the Board of Directors and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chairman also has the power to call meetings of the Board of Directors and of the shareholders. Mr. Swoboda, our Chief Executive Officer since 2001, has served as Chairman of the Board since 2005.
The Board has adopted Corporate Governance Principles that call for the Board to designate a Lead Independent Director any time that the Chairman of the Board is not an independent director. Our Lead Independent Director, Mr. Ingram, has served in that capacity since 2011. The independent directors meet at regularly scheduled sessions immediately following each regularly scheduled Board of Directors meeting without other directors or members of management present. As specified in the Corporate Governance Principles, the responsibilities of the Lead Independent Director include the following:

•	In the absence of the Chairman, the Lead Independent Director serves as acting Chairman presiding over meetings of the Board of Directors and shareholders.

•
The Lead Independent Director convenes and presides over meetings of the independent directors and communicates the results of these sessions where appropriate to the Chairman, other management or the Board.

•	In general, the Lead Independent Director serves as principal liaison between the independent directors and the Chairman and between the independent directors and other management.

•	The Lead Independent Director reviews agendas for Board of Director meetings in advance with the Chairman.
The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairmen of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Principles, the Chairman of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Swoboda hold the position of Chairman of the Board in addition to his role as Chief Executive Officer, with Mr. Ingram serving as Lead Independent Director. This determination is based in part upon the experience, leadership qualities and skills that Mr. Swoboda and Mr. Ingram bring to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 4. In addition, Mr. Swoboda is the director in the best position to establish the agendas for meetings of the Board and to lead the discussions of the Board regarding strategy, operations and management, because he is responsible for the formulation and day-to-day execution of the strategy and business plans reviewed with the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chairman and Chief Executive Officer should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.

Board’s Role in Risk Oversight
The Board, acting through itself or one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry and changes in economic conditions. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.
Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Radford, an Aon Hewitt Company, independent consultants to the Compensation Committee, of compensation policies and practices, focusing on programs with variable compensation, specifically:

•	stock option and restricted stock awards under our LTIP;

•	performance unit awards under the LTIP which provide for cash payments based upon achieving annual corporate financial goals;

•
awards under our Management Incentive Compensation Program, or MICP, in which most of our senior managers (other than our CEO) participate and may receive payments based upon achieving quarterly or annual corporate financial goals and quarterly individual goals;

•	sales commission incentive programs for our sales personnel; and

•	quarterly profit-sharing plan in which all other regular, full-time employees participate and are eligible to receive cash payments based upon achieving quarterly corporate financial goals.

Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking. We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders. Management and Radford reviewed the results of this review with the Compensation Committee at a meeting in August 2012, and the Committee concurred with management’s assessment.
Attendance at Meetings
The Board of Directors held six meetings during fiscal 2012. Each incumbent director attended or participated in 75% or more of the aggregate of the number of meetings of the Board of Directors held during the period he was a director and the number of meetings of committees on which he served that were held during the period of his service.
The Company expects all directors to attend each annual meeting of shareholders absent good reason. All nine directors serving at that time attended the 2011 Annual Meeting of Shareholders.
Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at www.cree.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.
Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements and internal accounting and financial controls, (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company and (iii) the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent committee of the Board of Directors.
The members of the Audit Committee are Messrs. Wagner, Hosein and Plastina. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Wagner is Chairman of the Audit Committee and has served in that capacity since 2004. The Board of Directors has determined that each of Messrs. Wagner, Hosein and Plastina is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held eight meetings during fiscal 2012. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (i) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders, (ii) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors, (iii) developing and recommending to the Board of Directors corporate governance principles for the Company and (iv) otherwise taking a leadership role in shaping the corporate governance of the Company.

The members of the Governance and Nominations Committee are Messrs. Ingram, Hosein, Plastina, Tillman, Wagner and Werner. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Ingram is Chairman of the Governance and Nominations Committee and has served in that capacity since 2011. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2013 Annual Meeting of Shareholders” on page 62 below. The Governance and Nominations Committee held five meetings during fiscal 2012. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate to the Company’s chief executive officer, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its August meeting each year. The Committee solicits the recommendations of the Company’s Chief Executive Officer with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in the Compensation Discussion and Analysis. In addition, the Compensation Committee engaged Radford to conduct an annual review of the Company’s compensation program for its executive officers and directors, including a review for fiscal 2012. Radford provided the Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Radford for additional services as further discussed in the section entitled “Role of Compensation Consultant” on page 31 below.
The members of the Compensation Committee are Messrs. Werner, Ingram and Tillman. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Werner is Chairman of the Compensation Committee and has served in that capacity since 2007. The Compensation Committee held four meetings during fiscal 2012. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Certain Transactions and Legal Proceedings
Transactions with Intematix Corporation
In July 2010 Mark Swoboda was appointed Chief Executive Officer of Intematix Corporation, or Intematix. Prior to his appointment as Chief Executive Officer, Mr. Swoboda was unaffiliated with Intematix. Mark Swoboda is the brother of the Company’s Chairman, Chief Executive Officer and President, Charles M. Swoboda. For many years, beginning before Mark Swoboda became affiliated with Intematix, the Company has purchased raw materials from Intematix pursuant to standard purchase orders in the ordinary course of business. During fiscal 2012, the Company purchased $1.9 million of raw materials from Intematix pursuant to standard purchase orders. The Company anticipates that it will continue to purchase raw materials from Intematix in the future pursuant to standard purchase orders.
Transactions with Ruud Lighting, Inc. and Alan J. Ruud
Ruud Lighting Stock Purchase: On August 17, 2011, the Company entered into a Stock Purchase Agreement with all of the shareholders of Ruud Lighting. Pursuant to the terms of the Stock Purchase Agreement, the Company acquired all of the outstanding share capital of Ruud Lighting in exchange for consideration consisting of 6,074,833 shares of the Company’s common stock, par value $0.00125 per share, and $372.2 million in cash, subject to certain post-closing working capital and related adjustments, referred to as the Purchase Price Adjustment. In connection with the stock purchase transaction, the Company funded Ruud Lighting’s re-acquisition of E-conolight LLC and paid off Ruud Lighting’s outstanding debt in the aggregate amount of $85.0 million. As a result of the purchase, Ruud Lighting is now a wholly owned subsidiary of the Company, and immediately after the purchase, Alan Ruud was appointed to the Board of Directors.
Pursuant to the Stock Purchase Agreement, Alan Ruud received, as a shareholder of Ruud Lighting, approximately $89,182,200 in cash and 1,455,442 shares of the Company’s common stock, and the AJR Legacy Trust (a trust created by Mr. Ruud) received, as a shareholder of Ruud Lighting, approximately $4,095,400 in cash and 66,836 shares of the Company’s common stock (including shares of Ruud Lighting held by the AJR Legacy Trust, Alan Ruud was a 25.1% shareholder of Ruud Lighting). Additionally, each of Christopher Ruud (the son of Alan Ruud), the JZC Legacy Trust (a trust created by Christopher Ruud), and Cynthia Ruud-Johnson (the daughter of Alan Ruud), received consideration as shareholders of Ruud Lighting. Christopher Ruud received approximately $112,986,700 in cash and 1,843,928 shares of the Company’s common stock, the JZC Legacy Trust received approximately $5,769,900 in cash and 94,165 shares of the Company’s common stock (including shares of Ruud Lighting held by the JZC Legacy Trust, Christopher Ruud was a 31.9% shareholder of Ruud Lighting), and Cynthia Ruud-Johnson (an 8.0% shareholder of Ruud Lighting) received approximately $29,743,800 in cash and 485,416 shares of the Company’s common stock. A certain portion of the cash and shares of the Company’s common stock referred to above was deposited in escrow pursuant to escrow arrangements agreed to by the Company and the Ruud Lighting shareholders as the primary (and, in certain cases, the sole) source of recovery with respect to the Purchase Price Adjustment and damages for which the Company is indemnified under the Stock Purchase Agreement. In connection with the transaction, Alan Ruud, Christopher Ruud and Cynthia Ruud-Johnson also entered into customary noncompetition agreements that impose confidentiality, noncompetition, nonsolicitation, nondisparagement, and noninterference obligations for specified terms.
On March 21, 2012, the Company and Christopher Ruud, acting as the Seller Representative for the former Ruud Lighting shareholders, entered into a letter agreement, referred to as the March 2012 Letter Agreement, resolving the amount of the Purchase Price Adjustment and related matters. Pursuant to the March 2012 Letter Agreement, which was approved by the Audit Committee on March 28, 2012, the parties agreed to a Purchase Price Adjustment of $1.6 million. In satisfaction of the Purchase Price Adjustment, in the fourth quarter of fiscal 2012, the Company received approximately $1.0 million in cash and 15,895 shares of the Company’s common stock from escrow.
The Stock Purchase Agreement generally provides that the Ruud Lighting shareholders bear the responsibility for, and receive any benefits from, taxes attributable to the operation of Ruud Lighting and its subsidiaries prior to the closing of the Ruud Lighting acquisition. Consistent with these arrangements, on June 26, 2012, the Company and the Seller Representative entered into a letter agreement with respect to the resolution of certain pre-closing tax matters. Pursuant to this letter agreement, the Company paid the Seller Representative (for further distribution to the former Ruud Lighting shareholders) approximately $240,000 for benefits received by the Company related to pre-closing taxes.
In addition, since the Ruud Lighting acquisition, the Company has received approximately $311,000 and 5,069 shares of the Company’s common stock from the escrow fund in connection with the Ruud Lighting shareholders’ indemnification obligations under the Stock Purchase Agreement.

Employment of Alan Ruud: In connection with the transaction and pursuant to an offer letter, Alan Ruud continued as an employee of Ruud Lighting and serves as the Company’s Vice Chairman–Lighting. For details regarding the compensation Mr. Ruud received during fiscal 2012, please refer to the section below on page 57 entitled “Director Compensation.”
Employment of Christopher Ruud: In connection with the transaction and pursuant to an offer letter, Christopher Ruud continued as an employee of Ruud Lighting and serves as the Company’s Vice President–Global Sales, Lighting. In this role, Christopher Ruud receives an annual base salary in the amount of $275,000 and is eligible for a target bonus of up to 50% of his base salary. In September 2011, Christopher Ruud also received 4,000 shares of restricted common stock of the Company and options to purchase 25,000 shares of the Company’s common stock, each pursuant to the LTIP, and is eligible to receive future annual equity grants under the LTIP. In September 2012, Christopher Ruud also received 4,000 shares of restricted common stock of the Company and options to purchase 22,500 shares of the Company’s common stock, each pursuant to the LTIP, and is eligible to receive future annual equity grants under the LTIP. The restricted stock awards vest in four annual installments, and the option awards vest in three annual installments and have a term of seven years. Christopher Ruud is also eligible to participate in insurance, benefit and compensation plans available to employees generally.
Airplane Joint Ownership: On August 17, 2011, pursuant to an Aircraft Purchase and Sale Agreement and a Joint Ownership Agreement with Ruud Lighting, each of Alan Ruud (through LSA, LLC, a limited liability company of which Mr. Ruud is the sole member, or LSA), and Christopher Ruud (through Light Speed Aviation, LLC, a limited liability company of which Christopher Ruud is the sole member, or Light Speed) acquired a 10% interest in an aircraft previously purchased by Ruud Lighting, resulting in Ruud Lighting owning an 80% interest in the aircraft. Each of LSA and Light Speed acquired its ownership in the aircraft for a purchase price of approximately $930,000. The initial term of the Joint Ownership Agreement is three years and the term will continue indefinitely thereafter unless terminated by any owner on at least ninety (90) days prior notice. In the event of the expiration or termination of the Joint Ownership Agreement, Ruud Lighting has been provided the right to purchase the ownership interests of LSA and Light Speed for fair market value. If Ruud Lighting does not exercise this right, LSA and Light Speed, jointly, have been provided the right to purchase the ownership interest of Ruud Lighting for fair market value. Further, if Alan Ruud ceases to be an employee of the Company, Ruud Lighting has the right to purchase the ownership interest of LSA for fair market value, and, alternatively, Alan Ruud has the right to require Ruud Lighting to purchase the ownership interest of LSA for fair market value. If Christopher Ruud ceases to be an employee of the Company, Ruud Lighting has the right to purchase the ownership interest of Light Speed for fair market value, and, alternatively, Christopher Ruud has the right to require Ruud Lighting to purchase the ownership interest of Light Speed for fair market value.
Pursuant to the Joint Ownership Agreement, each of LSA and Light Speed is responsible for its share of flight crew, direct, fixed and other expenses attributable to its use of the aircraft. During fiscal 2012, the Company billed LSA and Light Speed $230,000 and $181,000, respectively, for use of the aircraft, and LSA and Light Speed have reimbursed the Company for these amounts.
Transactions Between the Company and Ruud Lighting: Prior to the Company’s acquisition of Ruud Lighting and prior to any affiliation between Alan Ruud and the Company, Ruud Lighting was a customer of the Company in the ordinary course of business. Mr. Ruud was the Chairman, the Chief Executive Officer and a shareholder of Ruud Lighting, Christopher Ruud was the President, a director and a shareholder of Ruud Lighting, and Cynthia Ruud-Johnson was a shareholder of Ruud Lighting. Between June 27, 2011, the beginning of the Company’s last completed fiscal year, and August 17, 2011, when the Company acquired Ruud Lighting, Ruud Lighting acquired products from the Company with an aggregate purchase price of approximately $1.2 million pursuant to standard purchase orders.
Mirant Proceedings
Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an international energy company based in Atlanta, Georgia, from January 2003 through April 2004. In July 2003, Mirant and certain of its wholly owned subsidiaries in the United States filed voluntary petitions for relief under

Chapter 11 of the U.S. Bankruptcy Code. Additionally, certain of Mirant’s Canadian subsidiaries filed an application for creditor protection under the Companies’ Creditors Arrangement Act in Canada. The Canadian subsidiaries emerged from creditor protection in May 2004. Mirant Corporation emerged from bankruptcy proceedings in the United States in January 2006.
Proxim Proceedings
From May 2003 to July 2005, Mr. Plastina held various executive positions with Proxim Corporation, a provider of Wi-Fi and broadband wireless access products, including Executive Chairman, President and CEO. In June 2005, Proxim Corporation filed a voluntary petition for relief under the reorganization provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, and in July 2005 it sold substantially all of its assets to YDI Wireless, Inc.
Review and Approval of Related Person Transactions
The Audit Committee, or another independent committee of the Board of Directors to which authority is delegated by the Board of Directors, must approve any related person transaction, which is defined in the Audit Committee Charter as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which Audit Committee approval is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee or another independent body of the Board of Directors delegated by the Board of Directors may exercise their discretion in performance of their duties as directors.  These duties include the obligation of a director under North Carolina law to “discharge his duties as a director, including his duties as a member of a committee:  (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.” North Carolina General Statutes Section 55-8-30(a). The Audit Committee generally approves related person transactions and approved the related person transactions described above under “Certain Transactions and Legal Proceedings,” except for (1) related person transactions arising in connection with the employment of Alan and Christopher Ruud and the entry into the Joint Ownership Agreement, which were approved by the Governance and Nominations Committee pursuant to authority delegated by the Board of Directors, and (2) changes to Alan and Christopher Ruud’s compensation following the closing of the Ruud Lighting acquisition, which were approved by the Compensation Committee.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and ten percent beneficial owners were complied with on a timely basis during fiscal 2012, except that a report on Form 4 was not timely filed for the return, as part of a post-closing purchase price adjustment, to the Company of shares of Company stock attributable to Mr. Ruud and deposited in escrow in connection with the Company’s acquisition of Ruud Lighting.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO 2004
LONG-TERM INCENTIVE COMPENSATION PLAN
General
We are requesting that shareholders approve a proposed amendment to the 2004 Long-Term Incentive Compensation Plan, or LTIP. The amendment would increase the aggregate number of shares that may be issued under the LTIP by 4,000,000 shares. The amendment was approved at a meeting of the Board of Directors on August 14, 2012 and will become effective only upon shareholder approval. The LTIP is currently the only plan under which we are authorized to award share-based compensation to employees and outside directors, including stock options and restricted stock.
If approved, the amendment would revise Section 4.1(a) of the LTIP to read as shown in Appendix B. The LTIP is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-21154) filed with the Securities and Exchange Commission on October 27, 2011, which is available online through the Commission’s EDGAR System and through the “Investor Relations” section of our website at investor.cree.com/sec.cfm. You may also request a copy of the LTIP, as currently in effect, by sending a written request to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
As of September 4, 2012, there remained 3,766,026 shares available for future awards under the LTIP. If the amendment is approved, the number of shares authorized for issuance under the plan would increase by 4,000,000 shares. Based on the awards outstanding as of September 4, 2012, if the amendment is approved, there would be 7,766,026 shares available for future awards under the plan. For additional information regarding outstanding awards under our equity compensation plans, please refer to the section below on page 25 entitled “Equity Compensation Plans.”
We believe the LTIP, as proposed to be amended, is essential to the Company’s future success and encourage shareholders to vote in favor of its approval.
The Board of Directors recommends
shareholders vote FOR Proposal No. 2.
Description of LTIP
The following is a description of the LTIP as proposed to be amended. This description is merely a summary of material provisions of the plan and is qualified by the full text of the amended plan as filed as Appendix C to our definitive proxy statement filed with the Securities and Exchange Commission on September 5, 2012.
Nature and Purpose. The LTIP provides for grants to eligible participants in the form of nonqualified stock options, incentive stock options, SARs, restricted stock, stock units and performance units. The objectives of the plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.
The LTIP is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The LTIP is not a qualified employee pension plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code.
Eligible Participants. Only employees of the Company and its subsidiaries, and non-employee directors of the Company, are eligible to receive awards under the LTIP. As of September 4, 2012, there were approximately 5,618 employees, including part-time and temporary employees, and six non-employee directors who were eligible to participate in the LTIP. The Company generally does not make stock-based awards to part-time employees working less than 30 hours per week or to temporary employees. Since September 2005, the Company has generally limited awards to salaried (exempt) employees and to non-employee directors.
Administration. The LTIP provides that it is to be administered by a committee, or the Committee, consisting of two or more non-employee directors appointed by the Board of Directors. The Committee has the exclusive right to interpret, construe and administer the LTIP, to select the persons eligible to receive awards and to act in all matters pertaining to the granting of awards and the contents of agreements evidencing awards. The Committee has the exclusive right to approve awards to outside directors. The Committee’s decisions are conclusive, final and binding upon all parties. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under the LTIP, except that awards to outside directors may only be approved by the Committee. The Board of Directors may appoint separate Committees, each composed solely of outside directors, to administer specific provisions of the plan.
Unless the Board of Directors directs otherwise, the Compensation Committee of the Board of Directors serves as the Committee under the terms of the LTIP. With respect to awards to outside directors, the Board of Directors has directed that awards under the plan must be approved by the Governance and Nominations Committee upon the recommendation of the Compensation Committee. The charters adopted by the Board of Directors for both the Compensation Committee and the Governance and Nominations Committee provide that all members of each committee must be independent directors who meet the independence requirements of Nasdaq’s Listing Rules. In addition, members of the Compensation Committee must be (i) “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors” as defined by Section 162(m) of the Code. To the extent permitted by law and the Company’s Bylaws, and subject to the applicable rules of any securities exchange or quotation or trading system on which the Company’s shares are traded, the Committee acting as such for purposes of the plan may delegate authority under the LTIP to one or more Committee members or executive officers of the Company, except that the Committee may not delegate such authority with respect to awards to directors or executive officers. The Committee may also delegate authority for certain administrative functions under the LTIP to an officer or employee of the Company.
Securities to be Offered. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to awards under the LTIP. Shares subject to awards under the plan are made available from the authorized and unissued shares of the Company’s common stock. The last sale price of the common stock on September 4, 2012 was $27.77 per share, as reported by Nasdaq.
As of September 4, 2012, there were available for future awards under the LTIP a total of 3,766,026 shares, of which 676,100 shares were available for awards of restricted stock, stock units and performance units. The amendment proposed by Proposal No. 2 would increase the aggregate number of shares that may be issued pursuant to awards under the LTIP by 4,000,000 shares. If for any reason any shares awarded or subject to purchase under the LTIP are not delivered or purchased, or are reacquired by the Company, the shares will again become available for issuance pursuant to awards under the LTIP, except that shares with respect to which a SAR is exercised and any shares withheld for payment of taxes in connection with an award will not thereafter be available for issuance under the plan. The determination of the number of shares that may again become available for issuance with respect to grants of incentive stock options will be made in accordance with the requirements of applicable regulations under the Code.
The Committee has authority to determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, (i) the aggregate number of shares subject to options or SARs granted in any one fiscal year to any one participant shall not exceed 300,000, (ii) the aggregate number of shares subject to restricted stock or stock unit awards granted in any one fiscal year to any one participant shall not exceed 100,000 and (iii) the aggregate value of performance unit awards (valued as of the grant date) that may be granted in any one fiscal year to any one participant shall not exceed the fair market value of 100,000 shares.
The Committee will make equitable adjustments upon the occurrence of certain events that result in changes in the outstanding shares of the Company’s common stock or that result in exchanges of shares of common stock for a different number or class of common stock or other securities of the Company or another corporation. These events include changes in corporate capitalization, such as a stock split, reverse stock split or stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure or any distribution to shareholders (other than a cash dividend). Under such circumstances, adjustments may be made by the Committee in the number of shares that may be awarded under the LTIP, the limitations on the aggregate number of shares that may be awarded to any one participant, the number and class of shares that may be subject to an award and which have not been issued or transferred under an outstanding award, the exercise price under outstanding options and the number of shares to be transferred in settlement of outstanding SARs and the terms, conditions or restrictions of any award and award agreement, including the price payable for the acquisition of shares.
Amendments. The Committee or the Board of Directors may at any time terminate or from time to time amend the LTIP, but no such action may adversely affect any rights or obligations with respect to any awards previously granted under the LTIP unless the affected participants consent in writing. However, neither the Committee nor the Board of Directors may, without approval of the shareholders, amend the LTIP to materially (i) increase benefits accruing to participants, (ii) increase the number of shares which may be issued under the LTIP or (iii) modify the requirements for participation in the LTIP. The Company must also obtain the approval of the shareholders before amending the LTIP to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which shares are traded or other applicable law.
The Committee may amend outstanding awards in a manner not inconsistent with the terms of the LTIP; provided, however, that (i) if the amendment is adverse to the participant, as determined by the Committee, the amendment will not be effective unless and until the participant consents in writing, except as otherwise permitted by the LTIP or the award agreement, and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding option or SAR, nor award any option or SAR to replace a canceled option or SAR with a higher exercise price, except for adjustments in connection with changes in corporate capitalization and other events as described above, unless such an amendment is approved by the shareholders. Neither the Committee nor the Board of Directors may amend, waive, lapse or otherwise modify any conditions or restrictions in any outstanding award without shareholder approval, except to the extent that the award as so modified would have been permitted by provisions of the plan, described below under “Limitations on Acceleration of Awards,” that permit accelerated vesting, or the lapse or waiver of restrictions or other conditions, so long as the aggregate number of shares subject to such awards does not exceed five percent (5%) of the number of shares authorized for grant under the plan.
Limitations on Acceleration of Awards. The Committee may grant awards with terms that provide that vesting of the award accelerates or other restrictions lapse, or that conditions to payment of a performance unit may be deemed met without achieving the related performance goal, only in certain circumstances. Subject to the exceptions described below, such circumstances are limited to (i) the death, disability or retirement of the participant, (ii) a “change in control” of the Company (as defined in a written employment or similar agreement with the Company) or (iii) an acquisition of the Company in which outstanding awards are not assumed by the acquirer or replaced with equivalent awards issued by the acquirer.
As an exception to these limitations, the Committee may grant awards with terms that provide for accelerated vesting, or the lapse or waiver of restrictions or other conditions, in other circumstances so long as the aggregate number of shares subject to such awards does not exceed five percent (5%) of the number of shares authorized for grant under the plan. In addition, stock options and restricted stock awards granted on or before June 29, 2008 may provide for accelerated vesting, or lapse or waiver of restrictions or other conditions, in the event that the participant’s employment is terminated by the Company without cause or by the participant for good reason, where “cause” and “good reason” are defined in a written employment agreement with the Company.
Stock Options. The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of the option and the period of exercise are determined by the Committee and set forth in an award agreement. The exercise price may not be less than the fair market value of a share on the date of grant. No option granted under the LTIP shall be exercisable after the seventh anniversary of the date of grant.
Options granted under the LTIP shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of shares with respect to which the option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the award agreement. Unless otherwise authorized by the Committee, no shares shall be delivered, whether in certificated or uncertificated form, until the full exercise price has been paid. The option price upon exercise shall be payable to the Company either (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the LTIP’s purpose and applicable law.
SARs. SARs granted under the LTIP entitle the participant to receive an amount payable in shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified purchase price. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment. No SAR granted under the LTIP shall be exercisable after the seventh anniversary of the date of grant.
Restricted Stock and Stock Units. A restricted stock award under the LTIP is an award of shares issued to a participant with such restrictions as the Committee may impose, including restrictions on the right to retain the shares, to sell, transfer, pledge or assign the shares, to vote the shares and/or to receive any cash dividends with respect to the shares. A stock unit award under the LTIP is an award, valued by reference to a share, in which the Company promises to pay the value of the award to the participant by delivery of such property as the Committee shall determine, including cash or shares or any combination thereof, and that has such restrictions as the Committee may impose, including restrictions on the right to retain the award, to sell, transfer, pledge or assign the award and/or to receive any cash dividend equivalents with respect to the award.
The restrictions on restricted stock and stock unit awards may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, subject to certain minimum restriction periods described below. Restricted stock and stock unit awards may be made either alone, in addition to or in tandem with other types of awards permitted under the LTIP and may be current or deferred grants of restricted stock or stock units.
The terms of restricted stock and stock unit awards, including the purchase price, if any, to be paid for the restricted stock or stock unit, any restrictions applicable to the restricted stock or stock unit such as continued service or achievement of performance goals, the length of the restriction period and whether any circumstances will shorten or terminate the restriction period, and rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock, or to receive dividend equivalents in the case of stock units that accrue dividend equivalents, will be determined by the Committee and set forth in the agreement relating to such award.
All grants of restricted stock or stock units shall have a restriction period of at least three years, except that awards with restrictions based upon achievement of performance goals shall have a restriction period of at least one year. These minimum restriction periods may be shortened in limited circumstances as described above under “Limitations on Acceleration of Awards.” In addition, the Committee may provide in the award agreement or an individual employment or similar agreement for vesting of an award on a pro rata basis during the restriction period. Unless otherwise set forth in an agreement relating to a restricted stock award, a participant awarded shares as restricted stock shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, provided however that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company for the account of the participant. A participant to whom stock units are awarded has no rights as a shareholder with respect to the shares represented by the stock units unless and until shares are actually delivered to the participant in settlement of the award. However, the Committee may specify in the award agreement that stock units have dividend equivalent rights.
Performance Units. Performance units are awards granted in terms of a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee) in which the Company promises to pay the value of the award by delivery of such property as the Committee shall determine, including without limitation, cash or shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish. Such awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such awards shall be set forth in the award agreement. Except as otherwise provided in the award agreement, a participant shall be entitled to receive any dividends declared with respect to earned grants of performance units that are being settled in shares and that have not yet been distributed to the participant (such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to stock units under the LTIP). In addition, unless otherwise provided in the award agreement, a participant shall be entitled to exercise full voting rights with respect to such shares.
Performance Measures. For awards under the LTIP that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure or measures to be used for purposes of such awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost and/or unit cost. The Committee can establish other performance measures for awards granted to participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.
Awards to Outside Directors. Each non-employee director may receive awards of nonqualified stock options, SARs, restricted stock, stock units or a combination thereof in any fiscal year for up to a total of 20,000 shares, of which no more than 10,000 shares may be awarded as restricted stock or stock units. The number of shares subject to such awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such awards shall be approved from time to time by the Committee and shall be subject to the terms of the LTIP applicable to awards in general.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of awards made under the LTIP.
Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize income taxable as ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option, and the Company will be entitled to a corresponding deduction. A participant who is an employee of the Company or a consolidated subsidiary (which are collectively referred to as the Company in this section entitled “Federal Income Tax Consequences”) will be subject to income tax withholding on the ordinary income recognized upon exercise of a nonqualified stock option. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within three months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the incentive stock option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.
SARs. A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.
Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock award is granted. If such election is made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions will be deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.
Stock Units. A participant will not recognize taxable income upon the grant of a stock unit and the Company will not be entitled to a tax deduction at that time. When the participant receives shares pursuant to a stock unit that is settled in shares, the federal income tax laws applicable to restricted stock awards, described above, will apply if the shares are restricted at that time. If the shares are unrestricted at that time, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by the participant is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies.
Performance Units. A participant will not recognize taxable income upon the grant of a performance unit and the Company will not be entitled to a tax deduction at that time. Upon the settlement of a performance unit, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the cash paid and the fair market value of the shares or other property delivered to the participant, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies and except in the case of performance units settled in shares of restricted stock (in which case the federal income tax laws applicable to restricted stock described above will apply).
Compliance with Section 162(m). Section 162(m) of the Code limits the income tax deduction by the Company for certain compensation paid to the chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) to $1 million per year. Compensation realized with respect to stock options awarded under the LTIP, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, and compensation realized with respect to SARs awarded under the LTIP, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the LTIP be approved by the Company’s current shareholders. In addition, other types of awards under the LTIP may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m).
Compliance with Section 409A. Section 409A of the Code prescribes certain requirements for nonqualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Awards granted under the LTIP with a deferral feature will be subject to the requirements of Section 409A. The Company seeks to structure all awards granted under the LTIP to satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time. However, if an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Plan Awards
The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issued or issuable pursuant to stock options granted under the LTIP, (ii) the number of shares underlying restricted stock and stock unit awards granted under the LTIP and (iii) the number of shares of common stock issued or issuable pursuant to performance units granted under the LTIP, in each case since the LTIP’s inception on November 4, 2004 through September 4, 2012. Any future awards to eligible participants under the LTIP are subject to the discretion of the Committee or Board of Directors and therefore are not determinable at this time. To date, no incentive stock options have been granted under the LTIP and none are presently contemplated. The table does not include grants made under any of the Company’s other compensation plans.

Cumulative Grants Since Plan Inception in 2004
	No. of Shares Underlying Options Granted	No. of Shares Underlying Restricted Stock and Stock Unit Awards Granted	No. of Shares Underlying Performance Units Granted
Charles M. Swoboda Chairman, Chief Executive Officer and President	756,000	265,000	5,794
Michael E. McDevitt Vice President and Interim Chief Financial Officer	125,500	14,000	—
Norbert W. G. Hiller Executive Vice President–LEDs	325,000	43,000	—
Tyrone D. Mitchell, Jr. Executive Vice President–Lighting	320,000	46,000	—
John T. Kurtzweil Former Executive Vice President–Finance, Chief Financial Officer and Treasurer	215,000	50,000	—
Stephen D. Kelley Former Executive Vice President and Chief Operating Officer	185,000	38,000	—
Clyde R. Hosein	36,750	36,750	—
Robert A. Ingram	21,750	21,750	—
Franco Plastina	26,750	26,750	—
Alan J. Ruud	60,000	5,000	—
Robert L. Tillman	11,750	11,750	—
Harvey A. Wagner	38,000	38,000	—
Thomas H. Werner	35,500	35,500	—
All current executive officers as a group	1,526,500	368,000	5,794
All current directors who are not executive officers as a group	230,500	175,500	—
All associates of directors, executive officers or nominees	55,255	8,000	—
All other persons who received or are to receive 5% of plan awards	—	—	—
All employees, including all current officers who are not executive officers, as a group (1)	15,581,138	968,100	—
________________

(1)	Amounts reported are the gross number of shares underlying grants; 1,709,693 options, 59,550 restricted shares and 14,000 stock units have been forfeited upon termination of service.
The Company in August 2012 also granted additional performance units to Mr. Swoboda under the LTIP. Pursuant to these awards, if the Company achieves certain annual financial goals during fiscal 2013, Mr. Swoboda may earn incentive compensation in a target amount equal to 100% of his base salary. These awards do not provide for settlement in shares. The actual payouts may range from 0% to 200% of the target amount depending upon the Company’s financial performance.

Equity Compensation Plans
As of September 4, 2012:

•
There were options to purchase 11,666,332 shares of our common stock outstanding under all of our equity compensation plans, including legacy plans under which we will make no more grants. The weighted average remaining life of these outstanding options was 5.22 years, and the weighted average exercise price was $34.45.

•	There were 650,713 shares outstanding subject to restricted stock and stock unit awards that remain subject to forfeiture.

•
There were 3,766,026 shares available for future grants under the LTIP, of which no more than 676,100 shares can be awarded as restricted stock, stock units and performance units, 1,104,908 shares available for future issuance under the ESPP and 94,178 shares available for future issuance under the Non-Employee Director Stock Compensation and Deferral Program, or the Deferral Program.

The following table provides information, as of June 24, 2012, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	8,757,418	(2)	$36.87	8,193,759	(3)
Equity compensation plans not approved by security holders	48,230	(4)	$3.12	94,731	(5)
Total	8,805,648		$36.71	8,288,490
________________

(1)	Refers to shares of the Company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding options under the LTIP.

(3)
Includes shares remaining for future issuance under the following plans in the amounts indicated: LTIP — 7,088,851 shares (of which 989,000 shares are available for issuance as restricted stock, stock units or performance shares); and ESPP — 1,104,908 shares.

(4)
Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: INTRINSIC Semiconductor Corporation 2003 Equity Incentive Plan, or the INTRINSIC Plan — 2,830 shares; and LED Lighting Fixtures, Inc. 2006 Stock Plan, or the LLF Plan — 40,131 shares. Also includes shares issuable under the Deferral Program — 5,269 shares. The Company assumed (i) the options outstanding under the INTRINSIC Plan, which have a weighted average exercise price of $5.52 per share, in connection with the Company’s acquisition of INTRINSIC Semiconductor Corporation, or INTRINSIC, in July 2006, and (ii) the options outstanding under the LLF Plan, which have a weighted average exercise price of $2.95 per share, in connection with the Company’s acquisition of LLF in February 2008.

(5)	Includes shares remaining for future issuance under the Deferral Program.
As of June 24, 2012, the only compensation plans or arrangements under which the Company is authorized to issue equity securities and which have not been previously approved by the shareholders are the Deferral Program and the options assumed under the INTRINSIC Plan and the LLF Plan. All of these plans, except the Deferral Program, have been terminated as to future grants. The following is a brief description of the material features of these plans; this description is not intended to be a complete description of the plans and is qualified in its entirety by reference to the full text of the applicable plan:

INTRINSIC Plan. In connection with the acquisition of INTRINSIC in July 2006, pursuant to which INTRINSIC became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the INTRINSIC Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the INTRINSIC Plan. As of June 24, 2012, there were 1,330 incentive stock options and 1,500 nonqualified stock options outstanding under the INTRINSIC Plan.

LLF Plan. In connection with the acquisition of LLF in February 2008, pursuant to which LLF became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the LLF Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the LLF Plan. As of June 24, 2012, there were 40,131 nonqualified stock options outstanding under the LLF Plan.

Deferral Program. The Company offers its non-employee directors the opportunity to receive all or a portion of their cash compensation in shares of the Company’s common stock and to defer the time of receipt of such shares. A non-employee director may elect to receive a lump sum payment or annual installment payments of the shares following such director’s separation from service with the Company. Non-employee directors must make their deferral elections by December 31st of the prior year. The Board of Directors adopted the plan in August 2009, and it became effective on January 1, 2010. As of June 24, 2012, there were 100,000 shares reserved for issuance under the Deferral Program, of which 5,269 shares have been credited to directors’ accounts.

OWNERSHIP OF SECURITIES
Principal Shareholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 4, 2012 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each person named in the Summary Compensation Table on page 45, (iii) each person serving as a director or nominated for election as a director and (iv) all current executive officers and directors as a group. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	13,158,584	11.3%
PRIMECAP Management Company (3) 225 South Lake Avenue, #400 Pasadena, CA 91101	8,530,507	7.3%
Blackrock, Inc. (4) 40 East 52nd Street New York, NY 10022	6,635,081	5.7%
ClearBridge Advisors, LLC (5) 620 8th Avenue New York, NY 10018	6,417,974	5.5%
Kevin Douglas (6) 125 E. Sir Francis Drake Blvd., Ste 400 Larkspur, CA 94939	6,200,000	5.3%
Alan J. Ruud (7)	1,523,164	1.3%
Charles M. Swoboda (8)	576,270	*
Tyrone D. Mitchell, Jr. (9)	156,095	*
Norbert W. G. Hiller (10)	143,469	*
Harvey A. Wagner (11)	52,000	*
Clyde R. Hosein (12)	50,750	*
Thomas H. Werner (13)	45,000	*
Robert A. Ingram (14)	40,500	*
Franco Plastina (15)	39,500	*
Michael E. McDevitt (16)	38,942	*
John T. Kurtzweil (17)	25,594	*
Robert L. Tillman (18)	19,500	*
Stephen D. Kelley (19)	438	*
All current directors and executive officers as a group (11 persons) (20)	2,685,190	2.3%
________________

*	Less than 1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)
As reported by FMR LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on March 12, 2012, which states that FMR LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 181,443 of such shares.

(3)
As reported by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012, which states that PRIMECAP Management Company has sole dispositive power with respect to all of such shares and sole voting power with respect to 3,739,118 of such shares.

(4)
As reported by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012, which states that BlackRock, Inc. has sole investment and voting authority with respect to all of such shares.

(5)
As reported by ClearBridge Advisors, LLC in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012, which states that Clearbridge Advisors, LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 4,924,749 shares.

(6)
As reported in a Schedule 13G/A filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, Douglas Family Trust, and James Douglas and Jean Douglas Irrevocable Descendants’ Trust with the Securities and Exchange Commission on February 14, 2012. As reported in such filing, Kevin Douglas has shared voting power and shared dispositive power with his wife, Michelle Douglas, over 4,526,000 shares, of which they (i) hold jointly, as the beneficiaries and co-trustees of the K&M Douglas Trust, 80,000 shares, currently exercisable call options to purchase 1,000,000 shares at $80.00 per share and a currently exercisable call option to purchase 1,400,000 shares at $60.00 per share and (ii) are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 66,000 shares, currently exercisable call options to purchase up to 825,000 shares at $80.00 per share and currently exercisable call options to purchase up to 1,155,000 shares at $60.00 per share. In addition, Kevin Douglas has shared dispositive power with respect to (i) 20,000 shares, currently exercisable call options to purchase up to 250,000 shares at $80.00 per share and currently exercisable call options to purchase up to 350,000 shares at $60.00 per share held by James E. Douglas, III, and (ii) 34,000 shares, currently exercisable call options to purchase up to 425,000 shares at $80.00 per share and currently exercisable call options to purchase up to 595,000 shares at $60.00 per share held by the Douglas Family Trust.

(7)
Includes 10,000 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 3,333 shares held by Mr. Ruud pursuant to a restricted stock award which had not vested as of September 4, 2012. The share amount reported for Mr. Ruud includes 205 shares held by Mr. Ruud’s spouse and 66,605 shares held by AJR Legacy Trust. Mr. Ruud has neither voting nor investment power over the AJR Legacy Trust; however, under the terms of such trust, Mr. Ruud has the right to withdraw the shares from such trust within sixty days. Mr. Ruud disclaims beneficial ownership of the 66,605 shares held by the AJR Legacy Trust.

(8)
Includes 280,000 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 103,250 shares held by Mr. Swoboda pursuant to restricted stock awards which had not vested as of September 4, 2012.

(9)
Includes 103,334 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 23,900 shares held by Mr. Mitchell pursuant to restricted stock awards which had not vested as of September 4, 2012.

(10)
Includes 106,667 shares subject to options held by Mr. Hiller and 2,870 shares subject to options held by Mr. Hiller’s spouse which are exercisable within sixty days of September 4, 2012. Also includes 20,150 shares held by Mr. Hiller pursuant to restricted stock awards which had not vested as of September 4, 2012.

(11)
Includes 24,000 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 4,000 shares held by Mr. Wagner pursuant to a restricted stock award which had not vested as of September 4, 2012.

(12)
Includes 32,750 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 4,000 shares held by Mr. Hosein pursuant to a restricted stock award which had not vested as of September 4, 2012.

(13)
Includes 21,500 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 4,000 shares held by Mr. Werner pursuant to a restricted stock award which had not vested as of September 4, 2012.

(14)
Includes 17,750 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 4,000 shares held by Mr. Ingram pursuant to restricted stock awards which had not vested as of September 4, 2012.

(15)
Includes 11,500 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 4,000 shares held by Mr. Plastina pursuant to a restricted stock award which had not vested as of September 4, 2012.

(16)
Includes 23,833 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 10,000 shares held by Mr. McDevitt pursuant to restricted stock awards which had not vested as of September 4, 2012.

(17)	Mr. Kurtzweil served as Executive Vice President–Finance, Chief Financial Officer and Treasurer from September 29, 2006 to May 21, 2012.

(18)
Includes 7,750 shares subject to options exercisable within sixty days of September 4, 2012. Also includes 4,000 shares held by Mr. Tillman pursuant to a restricted stock award which had not vested as of September 4, 2012.

(19)	Mr. Kelley served as Executive Vice President and Chief Operating Officer from August 19, 2008 to October 18, 2011.

(20)
For all current executive officers and directors as a group, includes a total of 641,954 shares subject to options exercisable within sixty days of September 4, 2012 and 184,633 shares held pursuant to restricted stock awards which had not vested as of September 4, 2012.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis describes the compensation of the named executive officers for fiscal 2012, including the Company’s compensation philosophy, process and the elements of the Company’s compensation programs. This section of the proxy statement explains the decisions that were made in determining the fiscal 2012 compensation for each named executive officer.
Named Executive Officers
The named executive officers who were serving at the end of fiscal 2012 were:

•	Charles M. Swoboda, Chairman, Chief Executive Officer and President

•	Norbert W. G. Hiller, Executive Vice President–LEDs

•	Tyrone D. Mitchell, Jr., Executive Vice President–Lighting

•	Michael E. McDevitt, Vice President and Interim Chief Financial Officer
The named executive officers for fiscal 2012 also include the following individuals, who served for a portion of fiscal 2012 but were not employed by the Company at the end of fiscal 2012:

•	John T. Kurtzweil, Former Executive Vice President–Finance, Chief Financial Officer and Treasurer

•	Stephen D. Kelley, Former Executive Vice President and Chief Operating Officer
Executive Summary
The Compensation Committee of the Board of Directors has overall responsibility for executive officer compensation, including defining the compensation philosophy, setting the elements of compensation and approving individual compensation decisions. The Committee is also responsible for overseeing administration of compensation and benefit programs and plans in which the executive officers are eligible to participate.
The Committee believes that executive officer compensation should:

•	be linked closely to the Company’s performance;

•	align the interests of the executives with those of the Company’s shareholders;

•	provide incentives for achieving financial and business goals; and

•	provide individual executive officers with the opportunity to earn compensation at levels that are competitive with executives in comparable jobs within the Company’s peer companies.
The primary elements of the executive compensation program are:

•	base salary;

•	performance-based cash incentive compensation; and

•	long-term equity incentive compensation.
The cash and equity incentive elements are linked directly to corporate performance and shareholder return, and these elements account for the majority of the target total direct compensation of each executive officer. While these incentive elements provide an opportunity for the executive officer to realize considerable value, total direct compensation actually earned can vary substantially from the target depending on the degree to which the financial and business objectives are achieved and shareholder value increased.
Although the Company’s financial performance in fiscal 2011 and fiscal 2010 was strong, the Company experienced a challenging operating environment in fiscal 2012. The Company achieved its strategic objective of acquiring a leading LED outdoor lighting business and revenues grew despite the difficult operating environment, but net income and earnings per share decreased from fiscal 2011. The Company’s stock price, which has historically been volatile, declined from $33.96 per share at the end of fiscal 2011 to $24.45 per share at the end of fiscal 2012.

The Committee remained committed to reinforcing the Company’s pay-for-performance philosophy. Key actions the Committee took with respect to fiscal 2012 compensation are summarized below:

•
Aggressive targets and limited payouts. The Committee established challenging performance targets for the fiscal 2012 performance-based cash incentive programs. Because the Company did not achieve all of its financial targets, the CEO did not receive any performance-based cash incentive compensation for fiscal 2012, the other named executive officers received no annual incentive payout and the other named executive officers serving at the end of fiscal 2012 only received limited quarterly cash incentive compensation related to strong fourth quarter performance for their service as executive officers.

•
Base salaries. Based on 2011 corporate and individual performance, the Committee approved limited base salary increases for fiscal 2012. Mr. Swoboda received a base salary increase of 4.2% and Messrs. Kurtzweil and Kelley did not receive base salary increases. Messrs. Hiller and Mitchell received base salary increases of 7.5% and 16.0%, respectively, based on strong individual performance and broader responsibilities that these executives were asked to assume following the successful completion of the Ruud Lighting acquisition.

•
Proportion of performance-based pay. Over 80% of the CEO’s target total direct compensation for fiscal 2012 was composed of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. On average, over 70% of the other named executive officers’ target total direct compensation for fiscal 2012 was comprised of these components.

•
Long-term equity compensation. The Company grants equity awards to the named executive officers in the form of stock options and restricted stock. Due to the decline in the Company’s stock price during fiscal 2012, all of the stock options granted to the named executive officers in September 2011, 2010, and 2009 are currently underwater, and the value of the restricted stock granted to the named executive officers in each of these months has declined by over 30% on a weighted-average basis. These decreases in the value of the equity awards demonstrate that the compensation of the named executive officers is closely aligned with the returns experienced by the Company’s shareholders, and the Company’s failure to deliver strong returns has a direct impact on the named executive officers’ compensation.

Compensation Philosophy and Objectives
The Committee believes that the compensation packages provided to the named executive officers should include both cash and stock-based compensation and should utilize performance-based compensation to reward performance as measured against established business goals, which results in increased compensation to the executive officers if the Company meets or exceeds these goals.

To achieve its objectives in setting fiscal 2012 compensation for the executive officers, the Committee:

•
Evaluated base pay as compared to executives in similar roles in the peer group and the Radford Global Technology survey, assessed the performance of the named executive officers, and considered the scope of responsibility and strategic impact of their respective roles in the organization.

•	Emphasized variable and performance-based compensation to motivate executives to achieve the Company’s business objectives and align pay with performance.

•
Utilized equity compensation to create a culture of ownership and focus on long-term growth. Equity played a significant role in the pay mix of the executives to ensure alignment with shareholder interests.

Compensation Process
Role of Compensation Consultant
The Committee has engaged Radford, an Aon Hewitt Company, to act as its independent compensation consultant. Radford reports directly to the Committee and works with management only at the Committee’s direction. For fiscal 2012, Radford was given the overall directive to assist the Committee with implementing the Company’s compensation philosophy for the executive officers in keeping with overall objectives, including gathering relevant market data to assist the Committee in making compensation decisions for the named executive officers as well as reviewing the Company’s severance and change in control arrangements as compared to those of the peer group. The Company also purchases published compensation and benefits surveys from Radford, and on occasion, engages Radford to provide consulting services for non-executive compensation matters. The fees paid to Radford for these additional services did not exceed $120,000 in fiscal 2012.
Role of Executive Officers
No executive officer, including the CEO, provides input to the Committee into setting his own compensation, but executive officers are provided the opportunity to make recommendations regarding individual goals, and, with respect to the CEO, annual corporate goals. The CEO is responsible for annually evaluating the performance of the named executive officers (except himself), developing performance summaries and making recommendations based on those reviews for the compensation of those executives, which are one factor the Committee considers in making final compensation decisions. Further, the CEO coordinates with executive officers throughout the fiscal year in setting quarterly individual goals under the Company’s management incentive compensation plan, or MICP.
Role of Benchmarking and Comparative Analysis
The Committee uses market analyses provided by Radford as a reference point to evaluate the competitiveness of the Company’s compensation packages for the executive officers. Radford develops market composites (referred to as the market data) using data from two sources: (1) public company filings from a select peer group and (2) the Radford Global Technology survey. Jobs of similar scope and responsibility as the peer companies and Radford surveys are identified and market composites are created for each of the executive officer roles. The Committee uses this data to compare base salary, short-term incentive compensation, total cash compensation, equity compensation, and total direct compensation to other companies in the industry that are of comparable size.
Peer Group
The Committee, assisted by Radford, selects the peer group based on the following criteria:

•	Semiconductor or semiconductor-related business

•	Semiconductor device companies (as opposed to equipment companies)

•	“Clean” technology companies (those who offer products and services to reduce the use of natural resources)

•	Comparable revenue, market cap, and market cap as a multiple of revenue

•	Comparable number of employees

•	Companies against which the Company competes for executive talent
The Committee reviews the peer group each year to determine if companies should be added or removed from the peer group list.
For comparative purposes, the Company’s employee size for fiscal 2011 was slightly above the 50th percentile of the market and the revenue was between the 25th and 50th percentiles of the market. Net income was above the 50th percentile of the peer companies. The companies comprising the peer group used in determining fiscal 2012 executive compensation remained the same as those used in fiscal 2011 (with the exception of Atheros Communications, Inc., which was removed because it was acquired) and were as follows:

Altera Corporation	Microchip Technology Incorporated
Fairchild Semiconductor International, Inc.	Microsemi Corporation
First Solar, Inc.	PMC-Sierra, Inc.
Hexcel Corp.	RF Micro Devices, Inc.
Integrated Device Technology Inc.	Silicon Laboratories Inc.
Intersil Corp.	Skyworks Solutions, Inc.
Linear Technology Corp.	SunPower Corporation
Maxim Integrated Products, Inc.	TriQuint Semiconductor, Inc.
MEMC Electronic Materials, Inc.	Xilinx, Inc.

In fiscal 2012, the Committee evaluated the Company’s performance against the performance of the peer group and reviewed each executive officer’s compensation against the peer group proxy data for comparable positions where a comparable position was disclosed.
The Company’s relative financial performance compared to that of the peer companies on a three- and five-year basis through fiscal 2011 is as follows:

•	Compound annual revenue growth—above the 75th percentile

•	Total shareholder return—above the 75th percentile

•	Net income growth—above the 75th percentile on a three-year basis and above the 50th percentile on a five-year basis.
Radford Global Technology Survey
The Committee considers the Radford Global Technology survey as another source of competitive data to ascertain compensation levels in the broader competitive market. For benchmarking purposes in fiscal 2012, the Committee selected data from the surveys for public high-technology companies with annual revenue levels between $500 million and $1.5 billion. A list of these companies can be found in Appendix A. The analysis included the 25th, 50th, and 75th percentiles on base salary, short-term incentive compensation, and equity compensation.
Determination of Target Total Direct Compensation
In April of each year, Radford presents to the Committee an overview of regulatory trends in executive compensation and developments in the industry. In August, Radford presents a comprehensive analysis of the Company’s executive compensation as compared to the industry and the Company’s peer companies. Radford presents analyses of base pay, target performance-based cash incentives, and guideline equity award levels for each executive officer and makes recommendations to the Committee using criteria that align with the Company’s compensation philosophy. The Committee assesses each compensation component as described below:

•	Base salary increases are recommended by the CEO for the executive officers (with the exception of the CEO himself) based on:

–
individual performance, including but not limited to, achievement of financial objectives, strategy development and implementation, and overall leadership capabilities including demonstration of the Cree values,

–	the scope of responsibilities for which the executive is accountable, and

–	the relative position to market for that job as compared to the peer group and industry.

•	Cash-based performance incentive targets as a percent of base pay are evaluated and approved based on the:

–	level of impact each of the respective executive officer roles has on financial and strategic results,

–	desired mix of base salary, short-term and long-term incentive compensation, and

–	relative position to market and comparable short-term incentive targets as a percent of base pay for that job as compared to the peer group and industry.

•	Stock option and restricted stock guidelines are assessed based on the:

–	level of the executive within the organization and the desire to most closely link jobs with the highest impact on financial results to the returns experienced by the Company’s shareholders,

–	scope of responsibilities for which the executive is accountable, and

–	competitive position of the Company’s target long-term equity incentive compensation as compared to the peer group and industry.
After a comprehensive review of these elements, the Committee develops target total cash and direct compensation for the named executive officers for the fiscal year.
Determination of Financial and Individual Objectives
The Committee establishes annual revenue and earnings per share (non-GAAP) objectives that align with the strategic and financial goals for the coming fiscal year. Each executive officer’s performance is assessed against these objectives. The named executive officers, excluding the CEO, are also evaluated against quarterly financial and individual objectives that are established by the CEO. Achievement of these pre-determined financial and individual objectives determines the eventual performance incentive payouts as defined by the program guidelines.
Performance Assessment and Approval of Performance-based Cash Incentives
The Committee has delegated authority to the CEO to approve quarterly payouts under the MICP. Throughout the year, the executive officers have the opportunity to provide input into developing their quarterly individual goals. At the end of each quarter, the executive officers’ performance is assessed against those goals and the CEO reviews and approves quarterly payouts under the performance-based cash incentive plan.
At the close of each fiscal year, the CEO reviews the performance of each executive officer (other than himself) and develops a performance summary and recommendations for base salary increases. The CEO also recommends any annual payout under the short-term cash-based incentive plan, which is based on pre-approved financial targets at prescribed payout levels, already approved by the Committee. These recommendations are presented to the Committee and are one factor the Committee considers in making final compensation decisions.
The independent members of the Board of Directors evaluate the CEO’s performance for the previous fiscal year. His performance is assessed based on financial results, overall leadership, and achievement of strategic objectives. A summary of this evaluation is presented to the Committee along with the short-term incentive payout recommendation. The Committee then determines the pay actions that will be taken for the CEO for the next fiscal year.
Role of Tally Sheets
In making compensation decisions for the CEO for each fiscal year, the Committee members review a three-year tally sheet. The tally sheet lists the individual elements of compensation for the past three fiscal years and provides an arithmetic value and summary of the individual elements. This summary provides the Committee with the value of the CEO’s compensation package and assists it in determining appropriate changes for the upcoming fiscal year. Consideration of these factors is necessarily subjective in nature and actual pay decisions involve the subjective discretion of the Committee.
Role of the Advisory (Non-binding) Vote to Approve Executive Compensation
The Company provides its shareholders with the opportunity to cast an annual advisory (non-binding) vote to approve executive compensation, or the “Say-on-Pay” proposal.  At the 2011 Annual Meeting of Shareholders, a substantial majority of the votes cast at that meeting (89%) were voted in favor of the Say-on-Pay proposal, which the Committee believes affirms shareholders’ support of the Company’s executive compensation program. The Committee considered the result of this vote, and following such consideration, did not make any changes to the Company’s executive compensation decisions or policies. The Committee will continue to consider the outcome of the Say-on-Pay votes when making future compensation decisions for the named executive officers.
Elements of Executive Compensation and Analysis of Fiscal 2012 Compensation Decisions
The primary elements of the Company’s executive compensation program are described below:

Compensation Element	Purpose	Practice
Base salary	Annual cash compensation for services rendered during the fiscal year.
Competitive market ranges are established using the 50th and 75th percentile of the market data as “goal posts.” Actual executive salary is based on a holistic assessment by the Committee of the scope of position, experience, overall contributions to the Company’s success and individual performance and may be outside of the goal posts.

Performance-based cash incentive compensation
Annual cash payments for achieving predetermined financial goals and quarterly cash payments (for all executive officers except the CEO) for achieving predetermined financial and / or individual performance goals.

Target incentives, as a percentage of an executive’s base salary, are established based on market data. Actual payout is linked directly to the achievement of specified individual performance and/or corporate financial goals.

Compensation Element	Purpose	Practice
Long-term equity incentive compensation
Time-based stock options and restricted stock that may be accelerated in the event of a change in control and are designed to drive executives’ focus on long-term growth and increased shareholder value and to promote retention.

Equity award grants are based on an evaluation of market data, corporate performance and potential retention risks. Equity levels vary among participants based on position and individual performance. Equity comprises a larger portion of the total direct compensation than the other pay elements.

Post-termination and severance benefits	To provide for certain economic security in the event an executive officer is terminated without cause or resigns with good reason.
The Company has entered into a change in control agreement with the CEO, which features a “double trigger,” described in “Change in Control Agreement” on page 43 below. Each named executive officer is covered under a severance plan which provides for severance benefits in the event the executive officer is terminated without cause or resigns for good reason (provided that the CEO is not entitled to severance under the severance plan if he is entitled to severance under the change in control agreement).

Other benefits	To attract and retain executives by providing market competitive benefits.
Other benefits are generally those available to all employees. The only perquisite offered to named executive officers is the availability of a voluntary comprehensive physical examination once every two calendar years until age 50 and once per calendar year over age 50.

The Committee demonstrates its commitment to paying executive officers based on performance through the design of the Company’s compensation programs and the setting of stretch goals that support the Company’s growth strategy and commitment to increasing shareholder value. The Committee is also committed to maintaining a compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on us. See “Compensation Program Risk Assessment” on page 12 for details regarding the Committee’s annual assessment of the compensation program.
Overall Program Design and Fiscal 2012 Implementation
For fiscal 2012, the Committee set targeted total cash compensation, which is comprised of base pay and target cash incentive compensation, below the 50th percentile of the market data, while the Committee set targeted total direct compensation (which includes the Black-Scholes value of stock options and restricted stock at target) above the 50th percentile of the market data. However, using the percent of company method (the measure of each executive’s stock option equivalents as a percentage of basic total common shares at a given point in time), target equity grants to executive officers were below the 25th percentile of the market. As previously discussed, the Committee also considered the relevant experience and scope of responsibilities of each executive officer as it determined the target total direct compensation for the Company’s executive officers. In particular, in setting his target total direct compensation at levels higher than those of the other executive officers, the Committee took into account Mr. Swoboda’s increased responsibilities and his more than ten years’ experience as the CEO.
The Committee evaluates the prior fiscal year performance to determine rewards for prior year performance and as a reference point in setting objectives for the current fiscal year. For example, the fiscal 2011 financial performance was one element of assessing performance and determining base pay increases that were awarded in the first quarter of fiscal 2012.
The Company’s financial results for fiscal 2011 were mixed. When analyzing the Company’s fiscal 2011 performance, the Committee considered absolute financial metrics, such as revenue, net income and earnings per share. The Committee also examined the Company’s revenue growth, total shareholder return, net income growth and earnings per share relative to the peer group for fiscal 2011. The information was reviewed on a one-year, three-year (compounded) and five-year (compounded) basis. Highlights of the financial performance for fiscal 2011 include:

•	Fiscal 2011 revenue grew approximately 14% year-over-year to $987.6 million. However, net income decreased approximately 3.8% to $146.5 million.

•
Revenue growth, net income growth, and earnings per share results in fiscal 2011 were between the 25th and 50th percentile of the peer group, while the Company’s total shareholder return fell to below the 25th percentile.

•
For the three-year compounded measure, the Company was positioned above the 75th percentile for all four of the key metrics: compounded revenue growth, compounded net income growth, compounded earnings per share growth, and compounded shareholder return.

•
For the five-year compounded measure, the Company performed above the 75th percentile for compounded revenue growth and shareholder return and above the 50th percentile for compounded net income and earnings per share growth.

Each compensation element is discussed and analyzed below along with the Committee’s decisions regarding compensation actions for fiscal 2012.
Base Salary
Base salary ranges are established for each executive officer based on job responsibilities and the competitive range derived from the market data. The Committee considers several factors when determining whether to set actual base salaries within the competitive range and whether to increase the base salaries. It assesses the executive’s performance against corporate and individual goals, experience, qualifications and scope of responsibilities, and competitive salary practices by the peer companies and as reported in the Radford Global Technology survey. Further, the Committee considers the portion of each named executive officer’s total compensation package that is comprised of fixed compensation (i.e., base salary) and the portion that is comprised of at-risk compensation (i.e., performance based awards). The Committee is committed to reinforcing pay-for-performance, which it does by ensuring that fixed pay is a relatively small proportion of total direct compensation.
For named executive officers serving at the beginning of fiscal 2012, the Committee approved base salary increases in August 2011 as follows:

Executive Officer	Fiscal 2011 Salary	Fiscal 2012 Salary	Percentage Increase
Charles M. Swoboda	$600,000	$625,000	4.2%
Stephen D. Kelley	$370,000	$370,000	0.0%
John T. Kurtzweil	$375,000	$375,000	0.0%
For Messrs. Hiller and Mitchell, who began serving as executive officers in October 2011, the Committee approved the following fiscal 2012 base salaries when they were appointed as executive officers:

Executive Officer	Fiscal 2011 Salary	Fiscal 2012 Salary	Percentage Increase
Norbert W. G. Hiller	$270,000	$290,250	7.5%
Tyrone D. Mitchell, Jr.	$250,000	$290,000	16.0%
Mr. McDevitt began serving as an executive officer in May 2012 when he was appointed as Vice President and Interim Chief Financial Officer, and at that time the Committee approved an annualized base salary of $375,000 for his tenure in this role. Mr. McDevitt’s fiscal 2011 base salary was $202,462, and his fiscal 2012 base salary, prior to his appointment as Vice President and Interim Chief Financial Officer, was $208,536, an increase of 3.0%.
The Committee considered the following factors when determining the fiscal 2012 base salaries for the named executive officers:

•
Charles M. Swoboda. Both Mr. Swoboda’s quantitative and qualitative leadership ratings from the Board’s leadership assessment were strong, which was a key consideration of the Committee in determining the level of base salary increase for Mr. Swoboda. The Committee considered the Board’s ratings of Mr. Swoboda’s strategic and leadership accomplishments as measured by his annual performance evaluation when approving this base salary increase. The Committee noted that while Mr. Swoboda’s base salary increase positioned him below the 50th percentile of the market data, other elements of compensation in the aggregate positioned him within the competitive range of the market data.

•
Michael E. McDevitt. Mr. McDevitt received a 3% merit increase effective August 28, 2011 while he was serving as Director–Sales Operations. In May 2012, in connection with Mr. Kurtzweil’s resignation as chief financial officer, Mr. McDevitt was appointed Vice President and Interim Chief

Financial Officer. At that time, Mr. McDevitt’s base salary was increased to $375,000 on an annualized basis during the tenure in this role. The temporary salary increase represents an increase of 80%, which is in recognition of Mr. McDevitt’s commitment to the success of the organization and his willingness to accept this temporary assignment in addition to the extensive expansion of his scope of responsibilities. This increase positions Mr. McDevitt’s base salary slightly below the 50th percentile of the market data.

•
Norbert W. G. Hiller. The Committee awarded Mr. Hiller a 7.5% base salary increase based on his strong individual performance during fiscal 2011, his base pay as compared to the market data, and the promotion of Mr. Hiller to Executive Vice President that was effective October 2011. After his promotion, Mr. Hiller’s base salary was slightly below the 25th percentile of the market data.

•
Tyrone D. Mitchell, Jr. The Committee approved a 16% base salary increase for Mr. Mitchell based on his strong individual performance during fiscal 2011, including his leadership in the Ruud Lighting acquisition, his base pay as compared to the market data, and the promotion of Mr. Mitchell to Executive Vice President that was effective October 2011. After his promotion, Mr. Mitchell’s base salary approximated the 25th percentile of the market data.

•
Stephen D. Kelley and John T. Kurtzweil. The Committee reviewed the base salaries for both Mr. Kelley and Mr. Kurtzweil and determined that they were appropriate without increase or decrease based on the scope of their jobs, position to market, and individual performance.

Performance-Based Cash Incentive Compensation
The Company measures the performance of each of the named executive officers against annual financial objectives established at the beginning of the fiscal year. The Company also measures the performance of the named executive officers other than the CEO against quarterly financial and individual objectives established at the beginning of each fiscal quarter. The Company pays awards for the achievement of annual financial objectives under either the Company’s long-term incentive compensation plan, or LTIP, or the MICP and pays awards for achievement of quarterly objectives under the MICP.
Mr. Swoboda is eligible to receive annual performance-based cash incentive compensation under the LTIP. The LTIP is designed to comply with Internal Revenue Code § 162(m) in that performance unit awards are contingent upon achievement of pre-determined corporate objectives for non-GAAP earnings per share and revenue. Mr. Swoboda does not participate in any other cash-based performance incentive plan, including the MICP described below.
The named executive officers (other than the CEO) who were serving as executive officers at the beginning of fiscal 2012 (Messrs. Kelley and Kurtzweil) were eligible for annual awards under the LTIP and for quarterly awards under the MICP. The named executive officers who were not serving as executive officers at the beginning of fiscal 2012 (Messrs. Hiller, Mitchell, and McDevitt) were eligible for annual and quarterly awards under the MICP.
Management Incentive Compensation Plan (MICP)
The Committee approved the MICP in August 2011. The MICP provides guidelines for the calculation of performance-based cash incentive compensation relating to performance in fiscal 2012, subject to Committee oversight and modification. The participants in the MICP included the named executive officers (other than the CEO), other senior level managers who report directly to the CEO, and other key employees identified as participants by the CEO.
Awards under the MICP are determined based on performance measures in two categories: corporate goals, set both annually and quarterly, and individual goals, which are established quarterly. Annual corporate performance goals are defined in reference to fiscal year revenue and non-GAAP earnings per share (EPS) targets established at the beginning of the fiscal year. The annual corporate goals require that a minimum level of performance must be achieved for both the revenue and EPS (non-GAAP) targets before any award may be paid based on the annual goals.
The Committee approved amendments to the MICP in August 2012, before any payments had been made to executive officers for fiscal 2012. The MICP was amended to reflect the Company’s practice of setting quarterly corporate performance goals in reference to quarterly financial targets established at the beginning of the quarter. For fiscal 2012, the financial targets were stated in terms of non-GAAP operating income, which equaled targeted GAAP operating income excluding amortization of acquired intangibles, stock-based compensation expense, and certain expenses related to the Ruud Lighting acquisition. Individual goals are also established at the beginning of each fiscal quarter. These goals include individual performance goals specific to such individual or his business unit’s performance for the quarter. No award may be paid based on achievement of individual goals in a fiscal quarter unless the Company achieves its corporate financial goals for that quarter unless otherwise determined by the CEO or the Committee, as described below. Quarterly corporate goals and individual goals are measured at quarter end, and any corresponding awards are paid to eligible participants following approval of the award amounts by the CEO. In order to ensure the Company’s best interests are met, the amount of a payment on an award otherwise calculated in accordance with the MICP may be increased, decreased or eliminated at any time prior to payment, in the sole discretion of the CEO, except that no change with respect to any award to any executive officer of the Company shall be made without Committee approval. The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals but cannot exceed the aggregate level approved by the Committee for 100% achievement.
Unless otherwise approved by the Committee in the case of executive officers or by the CEO in any other case, and except in the case of termination due to death or disability or in connection with a change in control, eligible participants must be employed by the Company on the last day of the performance period in order to receive payment for an award under the MICP. The MICP provides that, in the event of a change in control, the Company’s performance against the quarterly corporate goals and each participant’s performance measurement against individual goals for any performance period ending after the effective date of the change in control will be deemed to be 100%, the Company’s performance against the annual corporate goals will be deemed to be at least 100%, and the associated awards will be paid regardless of whether the participant remains employed during or at the end of the performance period.
Long-Term Incentive Compensation Plan (LTIP)
The cash-based awards under the LTIP are referred to as performance units, which have value based on achievement of performance goals established under the LTIP. The payout for the performance units is calculated using a pre-defined formula based on the level of performance and the target award expressed as a percentage of each participating executive officer’s salary. The targets under the performance units are the same as those established for the annual corporate performance goals under the MICP. Any payment under the performance units will be paid in cash. Utilizing an award under the LTIP is intended to permit the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Except as provided in the Severance Plan for Section 16 Officers, or the Severance Plan (discussed below), and except as provided with respect to death or long-term disability or a change in control, (1) each executive who receives performance units must be continuously employed by us as an executive officer through the last day of the performance period, (2) the performance units will not be considered earned by the executive until the last day of the performance period, and (3) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units. Accordingly, because Mr. Kurtzweil and Mr. Kelley resigned in fiscal 2012, only Mr. Swoboda was ultimately eligible for a cash payout under the performance units for fiscal 2012 (which he did not earn due to our failure to meet the applicable performance targets). If there had been a change in control and Mr. Swoboda’s employment had been terminated on or prior to June 24, 2012, Mr. Swoboda would not have been entitled to payment under his performance units; however, he would have been entitled to payment of a similar amount under his Change in Control Agreement (discussed below).
Cash Incentive Targets and Components
Consistent with fiscal 2011, the CEO’s annual target cash incentive award for fiscal 2012 was 100% of his base salary, which positions the CEO’s total target cash compensation below the 25th percentile of the peer group and slightly above the 25th percentile of the Radford Technology survey data. The target cash incentive awards for the other named executive officers are summarized as follows:

•	Total cash incentive target is 65% of base salary.

•	Annual goals comprise 60% of the target incentive or 60% of 65%, which is 39% of base salary.

•
Quarterly goals comprise 40% of the target incentive or 40% of 65%, which is 26% of base salary. Of these, 50% of the quarterly goals represent the achievement of corporate financial objectives and 50% represent the achievement of individual objectives. No payout is made in any given quarter if the corporate financial objective is not met.

A schematic of the plan design for executive officers, excluding the CEO, is shown below:

Threshold attainment of both annual goals must be achieved for payout

100% attainment of quarterly corporate goals must be achieved for payout

LTIP and MICP Annual Component
When determining the level of annual cash-based awards payable under the LTIP or MICP, performance against each financial measure is weighted equally in determining the amount of any annual award payout, and the annual award payout percentage is the average of the percentage of achievement of each measure, rounded to the nearest whole percentage. No payout for the annual corporate financial goals is made unless the minimum performance level for the fiscal year is achieved for both goals. If attainment of a goal meets or exceeds the minimum but falls below target, a payment is earned with respect to that award of at least 30% but less than 100% of the target award opportunity for such annual corporate goal. If attainment of a goal meets or exceeds the target performance level but falls below maximum, a payment is earned with respect to that award of at least 100% but less than 150% of the target award opportunity for such corporate goal. If attainment of a corporate goal meets or exceeds the maximum performance level, a payment is earned with respect to that award of 150% of the target award opportunity.
MICP Quarterly Component
Quarterly targets consistent with quarterly corporate financial guidance and individual performance objectives specific to each named executive officer (other than the CEO) are set at the beginning of each quarter. Individual performance objectives during fiscal 2012 for each of the named executive officers were as follows:

•
Michael E. McDevitt. Mr. McDevitt was appointed as Vice President and Interim Chief Financial Officer effective May 22, 2012, approximately one month before the end of fiscal 2012. Following his appointment, his individual objectives encompassed implementing budgeting controls for the business units, developing the fiscal 2013 annual operating plan, and meeting free cash flow and gross margin metrics.

•	Norbert W. G. Hiller. Mr. Hiller’s individual objectives encompassed production expense, gross margins and inventory metrics for LED products.

•	Tyrone D. Mitchell, Jr. Mr. Mitchell’s individual objectives encompassed production expense, gross margins and inventory metrics and product development for lighting products.

•
Stephen D. Kelley. Mr. Kelley’s individual objectives for the first quarter of fiscal 2012 included the implementation of corporate-wide cost savings and successful conclusion of business development opportunities.

•
John T. Kurtzweil. Mr. Kurtzweil’s individual objectives encompassed a wide range of objectives, including developing budget controls for the business units and transitioning the order-to-cash process as part of the Ruud Lighting integration.

Performance Goals for Fiscal 2012
Annual Corporate Goals
Threshold, target, and maximum goals for each performance measure were pre-set and approved by the Committee based upon a comparison to the actual revenue and non-GAAP EPS achieved in the fourth quarter of fiscal 2011. Both the minimum revenue and non-GAAP EPS goals for fiscal 2012 were set higher than the annualized fourth quarter fiscal 2011 actual results. The target revenue and non-GAAP EPS were set at 16% and 35% respectively above the annualized fourth quarter fiscal 2011 actual results. Stretch goals were developed in consideration of forecasted revenues and expenses associated with the Ruud Lighting acquisition as well as projected industry drivers.
The Committee established the following goals for fiscal 2012:

Performance Goal	Minimum		Target		Maximum
Revenue	$1.00	B	$1.35	B	$1.50	B
EPS (Non-GAAP)*	$1.15		$1.46		$1.75
________________
* The EPS goal was established on a non-GAAP basis and excluded amortization of acquired intangibles and stock-based compensation expense, net of tax.
Results and Actual Payouts for Fiscal 2012
Although the Company met the minimum level of revenue required for the LTIP and MICP annual payments as the Company’s revenue of $1.2 billion was above the required minimum of $1.0 billion, the Company did not achieve the threshold level of earnings per share, as the Company’s EPS (non-GAAP) of $0.95 fell below the minimum threshold of $1.15 per share. Consequently, no annual payouts were made to the named executive officers under the LTIP or the MICP. The Company did achieve the financial goals for the fourth quarter, so a quarterly payout was made to each named executive officer (other than the CEO) who was serving as an executive officer at the end of fiscal 2012. The named executive officers earned the following performance-based incentive cash awards for fiscal 2012:

Executive Officer	Target Award	Actual Award Earned	Actual Award as a Percent of Target	Actual Award as a Percent of Salary
Charles M. Swoboda	$625,000	$0	0.0%	0.0%
Michael E. McDevitt*	$87,305	$17,041	19.5%	6.8%
Norbert W. G. Hiller	$188,663	$16,980	9.0%	5.9%
Tyrone D. Mitchell, Jr.	$188,500	$15,646	8.3%	5.4%
Stephen D. Kelley	$240,500	$0	0.0%	0.0%
John T. Kurtzweil	$243,750	$0	0.0%	0.0%
________________
* Effective on May 22, 2012, Mr. McDevitt moved into the role of Vice President and Interim Chief Financial Officer and became an executive officer. Before becoming an executive officer, his MICP target was 30% of his base salary, and he received a third quarter payout under the MICP for achievement of individual goals. At the time he became an executive officer, his MICP target was increased to 65% of his new temporary base salary. Mr. McDevitt’s fourth quarter payout under the MICP was prorated based on the percentage of time he spent in each of the respective roles and the associated target incentive as a percent of base salary.
LTIP Equity Awards
Equity awards are granted to the named executive officers under the shareholder-approved LTIP to align their performance with shareholder interests and provide an opportunity for these officers to increase their ownership stake in the Company. For fiscal 2012, the Committee approved grants of stock options and restricted stock as long-term equity compensation. The Committee emphasizes the importance of company and shareholder value growth over executive officer retention. Consequently, the Company targets a greater proportion of the total value of executive officer equity to consist of stock options with the remaining portion in the form of restricted stock grants. Stock options are viewed as an effective form of equity compensation by the Committee as they only have value to the option holder when the stock price increases above the grant price, thereby resulting in economic value to the executive officers only if economic value is generated for shareholders. Stock options thus serve a vital purpose in aligning the interests of the named executive officers with the interests of the Company’s shareholders.
Restricted stock, which is subject to time-based vesting, also aligns the interests of the named executive officers with the interests of the Company’s shareholders since the value of restricted stock fluctuates with the stock price. However, the primary value of restricted stock is that it creates an incentive for retention. Restricted stock has full value to the executive officers upon vesting.
At the August 2011 Committee meeting, Radford advised the Committee that five-year vesting for restricted stock was not aligned with more common vesting schedules as compared to other companies in the peer group and the technology sector as a whole and that three- and four-year vesting schedules were considerably more common in the technology industry. The Committee voted to reduce the standard restricted stock vesting terms for future grants from five years to four years from the grant date. Vesting will continue to be straight-line with annual tranches.
The Committee generally approves annual equity grants under the LTIP to be made on the first business day of September. The Committee awards equity grants without regard to any scheduled or anticipated release of material information, and does not accelerate or delay equity grants in response to material information or delay the disclosure of information due to plans to make equity grants.
Stock Options
Stock options are granted with an exercise price equal to the closing price of the Company’s common stock on Nasdaq on the date of the grant. The Committee may not grant options with an exercise price that is less than the fair market value of the Company’s common stock on the grant date.
All of the options granted to the named executive officers in fiscal 2012 vest ratably in annual increments over the first three years of the seven-year option term. Vesting ceases upon termination of employment and all unvested options are forfeited, and exercise rights cease 90 days thereafter, except in the case of death or disability. Vesting accelerates upon death or termination of employment due to disability, and the options may be exercised for a year after death or termination of employment due to disability unless they expire prior to that event. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.
Restricted Stock
Restricted stock awards granted to the named executive officers in fiscal 2012 vest ratably in annual increments over four years from the grant date. Vesting ends upon termination of employment, and all unvested shares of restricted stock are forfeited; however, vesting accelerates upon death or termination of employment due to disability. However, under the terms of Mr. Swoboda’s change in control agreement, vesting of options and restricted stock may be accelerated in certain circumstances as discussed below.
Fiscal 2012 Equity Awards
The Committee approved the following equity grants to named executive officers at the August 2011 meeting. The awards were granted on September 1, 2011, and the stock options have an exercise price of $30.92:

Executive Officer	Stock Options	Shares of Restricted Stock
Charles M. Swoboda	120,000	35,000
Stephen D. Kelley	35,000	6,000
John T. Kurtzweil	30,000	6,000
Norbert W. G. Hiller	40,000	5,000
Tyrone D. Mitchell, Jr.	40,000	10,000
Michael E. McDevitt received an award of 7,000 stock options on September 1, 2011 with an exercise price of $30.92, before he began serving as an executive officer. In addition, Mr. McDevitt received an award of 30,000 stock options and an award of 6,000 shares of restricted stock on June 1, 2012 in connection with his appointment as Vice President and Interim Chief Financial Officer. These stock options have an exercise price of $23.62.

In granting equity awards for fiscal 2012, the Committee considered the Company’s current and historical performance along with each executive’s demonstrated ability to sustain performance over time. The Committee also reviewed equity usage and assessed the Company’s practices as compared to the peer companies. Specifically, the Committee considered the Company’s fiscal year end 2011 gross burn rate of 2.7% and an estimated fiscal year end 2012 gross burn rate of 2.9% the Company’s burn rate approximated the peer group 25th percentile on both a one-year and three-year basis. The Committee also considered the Company’s total equity overhang, which was below the 25th percentile of the peer group.

Based on these considerations, the Committee determined that it was appropriate to grant Messrs. Swoboda, Kelley and Kurtzweil the same numbers of stock options and shares of restricted stock that they received in fiscal 2011. The Committee also determined that was appropriate to increase the equity compensation granted to Messrs. Hiller and Mitchell based on the expansion of their roles upon closure of the Ruud Lighting acquisition. Mr. Hiller received an additional 10,000 stock options in September 2011 as compared to September 2010. Mr. Mitchell received an additional 10,000 options and 5,000 shares of restricted stock in September 2011 as compared to September 2010.

The equity grants awarded to the named executive officers in September 2011 reflect a Black-Scholes valuation above the 75th percentile of the market data. However, because base salary and total cash compensation approximate the 25th percentile of the market data, the Committee believes that the grant sizes at this target level reinforce the focus on enhancing shareholder value and position the total direct compensation within the stated range.

Equity awards are reflected as compensation for fiscal 2012 in accordance with applicable reporting requirements in the Summary Compensation Table on page 45 under the “Stock Awards” and “Option Awards” columns and in the Grants of Plan-Based Awards table on page 46.

Other Benefits and Perquisites
Consistent with the Company’s compensation philosophy, the Committee seeks to limit the perquisites provided to the named executive officers. For example, the Committee does not provide social or club memberships, paid personal travel or automobile allowances/company vehicles to the named executive officers. Generally, the named executive officers are eligible to participate in only those benefit and retirement programs available to other employees, including the Company’s 401(k) plan, health and welfare plans, group term life insurance plan and the Company’s employee stock purchase program. The named executive officers receive matching contributions under the 401(k) plan consistent with other participating employees. Such matching contributions for named executive officers for fiscal 2012 are included in the Summary Compensation Table on page 45 under the “All Other Compensation” column.

The named executive officers are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage named executive officers to receive regular comprehensive physical examinations, as their future health and well being are important to the Company’s success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once every two calendar years until age 50 and once per calendar year thereafter at a facility designated by us.
Post-Termination Arrangements
The Company has entered into a change in control agreement with Mr. Swoboda. This agreement provides for certain payments to Mr. Swoboda in the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. When employed with us, Messrs. Kelley and Kurtzweil had similar change in control agreements. Additionally, the Committee has adopted the Severance Plan, which provides for severance benefits in the event an executive officer is terminated without cause or resigns for good reason and is not entitled to compensation under a change in control agreement. The only officers currently eligible to participate in this Severance Plan are the CEO, Vice President and Interim CFO, Executive Vice President–LEDs and Executive Vice President–Lighting. The Committee has approved these severance benefits following termination, both in the context of a change in control and in other circumstances, to encourage executive officers to act in the Company’s best interests without regard to potential concerns for loss of income in the event of a disagreement with management or the Board of Directors that leads to termination of employment.

Change in Control Agreement
The Company entered into a Change in Control Agreement with Mr. Swoboda to promote the stability and continuity of the senior management as well as to ensure that he remains focused on the Company’s shareholders’ interests, rather than his own, in the context of a change in control transaction. Further, the change in control agreement features a double trigger, which means that payments are not triggered on a change in control unless, in connection with the change in control, the executive either (i) is terminated without cause or (ii) terminates his employment for good reason. Termination is considered to be in connection with a change in control if it occurs within 24 months following a change in control.

Payments to Mr. Swoboda under his change in control agreement include (i) continued payment of his base salary for 24 months following termination, (ii) a lump sum payment of an amount equal to 80% of his base salary prorated for the then-current fiscal year, (iii) a lump sum payment equal to the sum of his earned annual incentive for the two most recently completed fiscal years, (iv) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect at the time of termination for the type of medical, dental and vision coverage elected by Mr. Swoboda under the Company’s medical plan, and (v) accelerated vesting of all unvested stock options, restricted stock awards, and other equity awards. These change in control severance benefits are subject to applicable tax withholdings and statutorily imposed payment terms and require Mr. Swoboda to sign a release of claims. As a condition to receipt of severance benefits, Mr. Swoboda extended the duration of his non-compete obligation to 24 months.

Severance Plan
The Severance Plan provides severance benefits, in the event of termination of employment without cause or resignation for good reason, to the Company’s officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16 Officers.  All of the current executive officers are therefore eligible to participate in the Severance Plan. However, the Severance Plan will not apply to a Section 16 Officer if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with us.

In the event of termination of the CEO’s employment without cause or his resignation for good reason, he is entitled to 18 months’ continuation of base salary and a lump sum payment equal to 18 months of COBRA premiums. All other Section 16 Officers are entitled to 12 months’ continuation of base salary and a lump sum payment equal to 12 months of COBRA premiums. In addition, for any completed performance period, the Section 16 Officer will be entitled to receive any amounts he has otherwise earned under his incentive compensation arrangement even though he is no longer employed on the date of payment.

The Severance Plan also provides that if the Section 16 Officer becomes generally disabled and his employment is terminated before he becomes eligible for benefits under the Company’s long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position/level of authority after he returns from long-term disability leave, then he will be entitled to severance benefits under the plan. Severance benefits under the Severance Plan are subject to applicable tax withholdings and statutorily imposed payment terms and require the Section 16 Officer to sign a release of claims. The CEO is not required to extend his non-compete period as a condition to receipt of benefits under this plan.
Section 162(m) Treatment Regarding Performance-Based Equity Awards
The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, which provides that the Company may not be able to deduct compensation of more than $1,000,000 that is paid to certain executive officers. Performance-based compensation within the meaning of Section 162(m), including cash incentive compensation under the LTIP, is excluded from this limitation. The Company seeks to structure the performance-based portion of the compensation of the executive officers in a manner that complies with Section 162(m) when the Company considers it to be in the Company’s best interests, taking into account all relevant factors. However, the deductibility of compensation payable to the executive officers is only one among a variety of factors that the Committee may consider in determining appropriate levels or forms of compensation.

Share Ownership Guidelines
The Board of Directors has adopted Corporate Governance Principles for the Company that include share ownership guidelines for members of the Board of Directors and executive officers. Under these guidelines, within five years after election or appointment:

•	the CEO is expected to own shares with a value not less than five times his base salary;

•	each other executive officer is expected to own shares with a value not less than two times the officer’s base salary; and

•	each non-employee member of the Board of Directors is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees.

Presently all directors and executive officers meet these minimum ownership guidelines.
Compensation Committee Report
The Compensation Committee met on August 13, 2012 and reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Thomas H. Werner, Chairman
Robert A. Ingram
Robert L. Tillman

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2012.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Charles M. Swoboda	2012	$620,742	$1,082,200	$1,413,060	—	$8,287	$3,124,289
Chairman, Chief Executive	2011	$595,154	$1,935,500	$2,812,092	—	$8,925	$5,351,671
Officer and President	2010	$572,000	$1,256,150	$1,676,424	$755,040	$7,150	$4,266,764

Michael E. McDevitt	2012	$223,965	$141,720	$380,397	$17,041	$7,458	$770,581
Vice President and Interim
Chief Financial Officer (3)

Norbert W. G. Hiller	2012	$286,801	$154,600	$471,020	$16,980	$8,590	$937,991
Executive Vice President–LEDs (4)

Tyrone D. Mitchell, Jr.	2012	$283,187	$309,200	$471,020	$15,646	$8,885	$1,087,938
Executive Vice President–
Lighting (5)

John T. Kurtzweil	2012	$365,728	$185,520	$353,265	—	$8,070	$912,583
Former Executive Vice President–	2011	$373,096	$331,800	$703,023	$40,828	$7,323	$1,456,070
Finance, Chief Financial Officer	2010	$364,000	$215,340	$419,106	$284,358	$8,567	$1,291,371
and Treasurer (6)

Stephen D. Kelley	2012	$147,390	$185,520	$412,143	—	$390,416	$1,135,469
Former Executive Vice President	2011	$366,538	$331,800	$820,194	$41,486	$7,585	$1,567,603
and Chief Operating Officer (7)	2010	$350,000	$215,340	$488,957	$285,548	$7,520	$1,347,365
________________

(1)
Amounts listed in columns (e) (for restricted stock awards) and (f) (for options) represent the aggregate grant date fair value of awards granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation, or ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 24, 2012 for assumptions used in the calculations. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized.

(2)
Amounts listed in column (i) represent matching contributions to the 401(k) retirement plan. No named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2010 through 2012.

(3)
Mr. McDevitt was appointed to the position of Vice President and Interim Chief Financial Officer effective May 22, 2012. Before he became an executive officer, his MICP target was 30% of his base salary of $208,536, and he received a third quarter payout under the MICP for achievement of individual goals, as an eligible employee not serving as an executive officer. Mr. McDevitt received a fourth quarter payout under the MICP based on his new temporary base salary and MICP target percentage of $375,000 and 65% respectively.

(4)	Mr. Hiller was appointed to the position of Executive Vice President–LEDs effective October 18, 2011.

(5)	Mr. Mitchell was appointed to the position of Executive Vice President–Lighting effective October 18, 2011.

(6)	Mr. Kurtzweil served as Executive Vice President–Finance, Chief Financial Officer and Treasurer from September 29, 2006 to May 21, 2012.

(7)
Mr. Kelley served as Executive Vice President and Chief Operating Officer from August 19, 2008 to October 18, 2011. Mr. Kelley resigned for good reason and was eligible to receive severance payments through base salary continuation for 12 months ($370,000) and a COBRA lump sum payment ($17,391). In addition, Cree contributed $3,025 to Mr. Kelley’s 401(k) prior to his departure from the Company in November 2011.

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about stock options, restricted stock awards, performance units and non-equity incentive plan awards granted to the named executive officers during fiscal 2012. All stock options, restricted stock awards and performance units were granted under the LTIP, and the other non-equity incentive plan awards were granted under the 2012 MICP.
Grants of Plan-Based Awards in Fiscal 2012

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)
Charles M. Swoboda			$187,500	$625,000	$937,500	—	—	—	—
	9/1/2011	8/15/2011	—	—	—	35,000	—	—	$1,082,200
	9/1/2011	8/15/2011	—	—	—	—	120,000	$30.92	$1,413,060
Michael E. McDevitt*			$15,715	$87,305	$113,497	—	—	—	—
	9/1/2011	9/1/2011	—	—	—	—	7,000	$30.92	$81,165
	6/1/2012	5/22/2012	—	—	—	6,000	—	—	$141,720
	6/1/2012	5/22/2012	—	—	—	—	30,000	$23.62	$299,232
Norbert W. G. Hiller			$33,959	$188,663	$245,261	—	—	—	—
	9/1/2011	8/15/2011	—	—	—	5,000	—	—	$154,600
	9/1/2011	8/15/2011	—	—	—	—	40,000	$30.92	$471,020
Tyrone D. Mitchell, Jr.			$33,930	$188,500	$245,050	—	—	—	—
	9/1/2011	8/15/2011	—	—	—	10,000	—	—	$309,200
	9/1/2011	8/15/2011	—	—	—	—	40,000	$30.92	$471,020
John T. Kurtzweil			$43,875	$243,750	$316,875	—	—	—	—
	9/1/2011	8/15/2011	—	—	—	6,000	—	—	$185,520
	9/1/2011	8/15/2011	—	—	—	—	30,000	$30.92	$353,265
Stephen D. Kelley			$43,290	$240,500	$312,650	—	—	—	—
	9/1/2011	8/15/2011	—	—	—	6,000	—	—	$185,520
	9/1/2011	8/15/2011	—	—	—	—	35,000	$30.92	$412,143
* Mr. McDevitt received an award of 7,000 stock options on September 1, 2011. In addition, on June 1, 2012, Mr. McDevitt received an award of 30,000 stock options and an award of 6,000 shares of restricted stock in connection with his appointment as Vice President and Interim Chief Financial Officer.
________________

(1)
Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under the MICP and the performance units granted under the LTIP.  The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”  For the executive officers excluding the CEO, threshold payment amounts are comprised solely of the annual component of the target incentive, assume only the attainment of the minimum annual goals and are paid at 30% of the target incentive; there are no quarterly threshold payments because the target goals must be met for any quarterly payments.  Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target quarterly and annual goals.  Maximum payment amounts reflect the quarterly payout cap of 100% of the quarterly component of the target incentive and the annual payout cap of 150% of the annual component of the target incentive, which assumes goal attainment of the maximum annual goals.  The CEO, Mr. Swoboda, does not receive incentive payments for achievement of quarterly goals; the threshold, target and maximum payment amounts under Mr. Swoboda’s performance units are respectively 30%, 100%, and 150% of the annual target incentive, identical to the annual components for other executive officers. For additional information regarding the MICP and performance units, see “Compensation Discussion and Analysis” above.

(2)
The restricted stock vests in four annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee or as a member of the Board of Directors pursuant to the LTIP.

(3)
The nonqualified stock options vest in three annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee or as a member of the Board of Directors pursuant to the LTIP. All option grants have a maximum term of seven years.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 24, 2012.
Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Charles M. Swoboda	40,000	0		$22.90	9/2/2015	104,000	(13)	$2,542,800
	80,000	40,000	(4)	$35.89	9/1/2016
	40,000	80,000	(5)	$55.30	9/1/2017
	0	120,000	(6)	$30.92	9/1/2018

Michael E. McDevitt	2,333	0		$27.47	9/4/2014	6,000	(14)	$146,700
	10,666	0		$22.90	9/2/2015
	3,000	1,500	(4)	$35.89	9/1/2016
	2,000	4,000	(7)	$55.30	9/1/2017
	0	7,000	(8)	$30.92	9/1/2018
	0	30,000	(9)	$23.62	6/1/2019

Norbert W. G. Hiller	40,000	20,000	(10)	$31.12	2/5/2015	15,400	(15)	$376,530
	10,000	0		$22.90	9/2/2015
	11,667	11,666	(4)	$35.89	9/1/2016
	10,000	20,000	(11)	$55.30	9/1/2017
	0	40,000	(12)	$30.92	9/1/2018

Tyrone D. Mitchell, Jr.	35,000	20,000	(10)	$31.12	2/5/2015	20,400	(16)	$498,780
	10,000	0		$22.90	9/2/2015
	13,334	11,666	(4)	$35.89	9/1/2016
	10,000	20,000	(11)	$55.30	9/1/2017
	0	40,000	(12)	$30.92	9/1/2018

John T. Kurtzweil	20,000	0		$20.50	9/13/2012	—		—
	25,000	0		$27.47	9/13/2012
	30,000	0		$22.90	9/13/2012
	20,000	0		$35.89	9/13/2012
	10,000	0		$55.30	9/13/2012

Stephen D. Kelley	—	—		—	—	—		—
________________

(1)	The option awards and restricted stock awards listed were granted under the LTIP.

(2)	Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or termination due to a long-term disability.

(3)	Market value of shares that have not vested is based on $24.45 per share (the closing price of our common stock as reported by Nasdaq on June 22, 2012, the last business day of fiscal 2012).

(4)	Vests on September 1, 2012.

(5)	Vests as to 40,000 shares on each of September 1, 2012 and September 1, 2013.

(6)	Vests as to 40,000 shares on each of September 1, 2012, September 1, 2013 and September 1, 2014.

(7)	Vests as to 2,000 shares on each of September 1, 2012 and September 1, 2013.

(8)	Vests as to 2,334 shares on September 1, 2012 and as to 2,333 shares on each of September 1, 2013 and September 1, 2014.

(9)	Vests as to 10,000 shares on each of June 1, 2013, June 1, 2014 and June 1, 2015.

(10)	Vests on February 5, 2013.

(11)	Vests as to 10,000 shares on each of September 1, 2012 and September 1, 2013.

(12)	Vests as to 13,334 shares on September 1, 2012 and as to 13,333 shares on each of September 1, 2013 and September 1, 2014.

(13)
Awards vest as to 35,750 shares cumulatively on September 1, 2012, as to 29,750 shares cumulatively on September 1, 2013, as to 22,750 shares cumulatively on September 1, 2014, and as to 15,750 shares cumulatively on September 1, 2015.

(14)	Award vests as to 1,500 shares on each of September 1, 2013, September 1, 2014, September 1, 2015 and September 1, 2016.

(15)
Awards vest as to 5,250 shares cumulatively on September 1, 2012, as to 4,450 shares cumulatively on September 1, 2013, as to 3,450 shares cumulatively on September 1, 2014, and as to 2,250 shares cumulatively on September 1, 2015.

(16)
Awards vest as to 6,500 shares cumulatively on September 1, 2012, as to 5,700 shares cumulatively on September 1, 2013, as to 4,700 shares cumulatively on September 1, 2014, and as to 3,500 shares cumulatively on September 1, 2015.

Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about option exercises and vesting of restricted stock held by the named executive officers during fiscal 2012.
Option Exercises and Stock Vested in Fiscal 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Charles M. Swoboda	—	—	33,000	$1,070,190
Michael E. McDevitt	—	—	800	$25,944
Norbert W. G. Hiller	—	—	4,800	$155,664
Tyrone D. Mitchell, Jr.	—	—	4,600	$149,178
John T. Kurtzweil	—	—	8,800	$285,384
Stephen D. Kelley	26,666	$91,497	6,400	$207,552
________________

(1)
For restricted stock, the value realized on vesting is based on $32.43 per share (the closing price of our common stock as reported by Nasdaq on August 31, 2011, the trading day preceding the date on which the shares vested).

Potential Payments upon Termination or Change in Control
We have various arrangements that provide Messrs. Swoboda, McDevitt, Hiller, and Mitchell with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below. We also had arrangements with Messrs. Kurtzweil and Kelley that provided them with specified benefits in connection with certain terminations of employment or a change in control. Mr. Kurtzweil resigned during fiscal 2012 without good reason, so was not eligible to receive any severance benefits in connection with the termination of his employment. Mr. Kelley resigned during fiscal 2012 for good reason and became entitled to severance under the Severance Plan.

In determining the various circumstances that trigger payment or provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance (other than such payments and benefits that are generally available to all employees), the Compensation Committee reviewed severance benefits data derived from proxy materials filed by our peer group. The Compensation Committee utilized this competitive severance benefits data as a check to determine whether each of the proposed severance payments and benefits for the named executive officers was set at an appropriate level for the circumstance that triggers payment or provision of benefits in light of market conditions. The Compensation Committee generally seeks to confirm that the level of each severance payment or benefit for the named executive officers is at or slightly above the median level of comparable payments and benefits offered to similarly situated executives in our peer group. In approving the provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance, the Compensation Committee was briefed by Radford on the overall competitiveness of the proposed severance payment and benefit levels for the named executive officers in a broader cross-section of the total market.

Executive Change in Control Agreement with Mr. Swoboda
Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
If Mr. Swoboda’s employment is terminated by us without cause, but not as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination is in connection with a change in control, then he will receive (i) continued payment of his base salary for 24 months following termination, (ii) a lump sum payment of an amount equal to 80% of his base salary, prorated to the date of termination, (iii) a lump sum payment equal to the sum of Mr. Swoboda’s earned annual incentives for the two completed fiscal years immediately preceding the termination date, (iv) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda and (v) full accelerated vesting with respect to Mr. Swoboda’s then outstanding, unvested stock options, restricted stock and other equity awards, other than as provided below with respect to equity awards outstanding as of August 18, 2008, the effective date of the change in control agreement.  In addition, if any payment or benefit Mr. Swoboda receives from us or any person whose actions result in a change in control would be considered a parachute payment under Section 280G of the Code and the aggregate present value of the parachute payment reduced by any excise tax imposed would be less than three times Mr. Swoboda’s “base amount” as defined in Section 280G of the Code, then in lieu of that portion of the payments to which Mr. Swoboda would otherwise be entitled under (i) through (iv) above, Mr. Swoboda will receive a total amount (if any) such that the aggregate present value of the payments is equal to 2.99 times such base amount.  This amount will be apportioned and substituted for the amounts that otherwise would have been payable under (i) through (iv) and paid on the same schedule as those amounts.

If Mr. Swoboda is generally disabled and we terminate his employment without cause in connection with a change in control prior to the date he is determined to have a long-term disability, then Mr. Swoboda will receive (i) continued payment of his base salary for 24 months and (ii) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda. If Mr. Swoboda ceases to be generally disabled before his employment is terminated due to a long-term disability, then he will have the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by Mr. Swoboda) and will receive these same benefits.

Payments Made Upon Termination Without Cause or Resignation for Good Reason Generally
If Mr. Swoboda’s employment is terminated by us without cause or by Mr. Swoboda for good reason, whether or not in connection with a change in control, Mr. Swoboda’s right to accelerated vesting of each equity award outstanding as of August 18, 2008 will be determined by reference to the version of the employment agreement between Mr. Swoboda and us that was in effect on the grant date of each such award instead of the change in control agreement.  One effect of this provision is to grandfather Mr. Swoboda’s rights under his prior employment agreement to accelerated vesting of 50% of his unvested equity awards if his employment is terminated by us without cause or by Mr. Swoboda for good reason not in connection with a change in control, provided that accelerated vesting under these circumstances would only apply to awards that were outstanding as of August 18, 2008.  In addition, if Mr. Swoboda’s employment is terminated by us without cause or by Mr. Swoboda for good reason under circumstances that would entitle him to severance benefits in connection with a change in control under the change in control agreement but not under either version of his prior employment agreement, then only the equity awards granted on or after August 18, 2008 would be eligible for accelerated vesting as a result of such termination of employment.

Conditions to Payments
Mr. Swoboda’s severance benefits under his change in control agreement are subject to the following conditions: (i) signing and not revoking a release of claims, (ii) nondisparagement of our company and our officers and directors for a period of 24 months after termination (or one year following termination if the termination relates to Mr. Swoboda being generally disabled as described above) and (iii) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement, as amended by the change in control agreement, for two years following termination (or one year following termination if the termination relates to Mr. Swoboda being generally disabled as described above).

Definitions
The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in Mr. Swoboda’s change in control agreement as follows:

“Cause” means:

•
Mr. Swoboda’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected within a 30-day correction period that begins upon delivery to him of a written demand for performance from the Board of Directors that describes the basis for the Board of Directors’ belief that he has not substantially performed his duties;

•
any act of personal dishonesty taken by Mr. Swoboda in connection with his responsibilities as an employee of our company with the intention or reasonable expectation that such may result in his substantial personal enrichment;

•
Mr. Swoboda’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on our reputation or business; or

•
Mr. Swoboda materially breaching his confidential information agreement as modified by the change in control agreement, which breach is (if capable of cure) not cured within 30 days after we deliver written notice to him of the breach.

“Good reason” generally means (except with respect to Mr. Swoboda’s being generally disabled as described above) the occurrence of any of the following without Mr. Swoboda’s consent, subject to certain notice and cure provisions:

•
a significant reduction of Mr. Swoboda’s duties or responsibilities or a change in his position as Chief Executive Officer or President, or the removal of Mr. Swoboda from any of such duties, positions or responsibilities;

•
a reduction in Mr. Swoboda’s base salary or target annual incentive award level below 80% of base salary other than a one-time reduction that also is applied to substantially all of our other executive officers on his recommendation or approval if his reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers;

•	our requiring Mr. Swoboda to report to anyone other than the Board of Directors;

•	our eliminating from reporting to Mr. Swoboda any position that previously directly reported to him; or

•
our requiring Mr. Swoboda to relocate his principal place of business or our relocating our headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

In addition, except with respect to Mr. Swoboda’s being generally disabled as described above, “good reason” also means the occurrence of any of the following without his express written consent in connection with a change in control, subject to certain notice and cure provisions:

•	a substantial reduction by us of the facilities and perquisites (including office space and location) available to Mr. Swoboda, provided such reduction is not applied to all of our executive officers;

•
a material reduction in the kind or level of employee benefits to which Mr. Swoboda is entitled (other than a reduction due to application of the rules for eligibility or coverage under any benefit plan or policy) with the result that his overall benefits package is significantly reduced, provided such reduction is not applied to substantially all of our executive officers; or

•	our failure to obtain the assumption of the change in control agreement by our successor.

“Change in control” generally means any of the following events:

•
any person or group of persons becomes the beneficial owner of 20% or more of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;

•	a sale or other disposition of all or substantially all of our assets;

•	shareholder approval of a definitive agreement or plan to liquidate our company; or

•
a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction, (2) no person or group of persons is the beneficial owner, directly or indirectly, of 20% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction.

“In connection with a change in control” means either:

•
within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or

•	within 24 months following a change in control.
Severance Plan
Eligibility
The Severance Plan provides severance benefits, in the event of termination of employment without cause or resignation for good reason, to the Section 16 Officers.  All of our named executive officers are eligible to participate in the Severance Plan. However, the Severance Plan will not apply to a Section 16 Officer if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with us.

Payments Made Upon Termination Without Cause or Resignation for Good Reason
If a Section 16 Officer’s employment is terminated by us without cause or by the Section 16 Officer for good reason, except in the event of termination of the Section 16 Officer’s employment due to death or long-term disability or in the event such termination of employment is in connection with a change in control and the Officer is entitled to the payment of severance benefits pursuant to a separate agreement with us, then the Officer will receive (i) continued payment of the Officer’s base salary for 12 months (18 months in the Chief Executive Officer’s case), (ii) all incentive compensation amounts that are not yet paid as of the termination date that the Officer is entitled to receive (under the performance units for all Officers and under the MICP) on account of satisfaction of the relevant performance measures for the relevant performance period, provided the Officer was employed through the end of the last day of the relevant performance period, and (iii) a lump sum payment equal to 12 (18 in the Chief Executive Officer’s case) multiplied by the monthly COBRA premium applicable to the type of medical, dental and vision coverage then in effect for the Officer.

Conditions to Payments
As a condition to the receipt of severance benefits under the Severance Plan, a Section 16 Officer must execute and comply with a release agreement that includes a release of claims against us and our affiliates and representatives and a non-disparagement provision.

Definitions
The terms “cause” and “good reason” are defined as follows:

“Cause” means:

•
The executive’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	Any material and willful violation of any federal or state law by the executive in connection with his responsibilities as an employee of the Company;

•
Any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;

•
The executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

•	The executive materially breaching his confidential information agreement, which breach is (if capable of cure) not cured within 30 days after the Company deliver written notice to him of the breach.

“Good reason” generally means (except with respect to the executive’s being generally disabled as described above) the occurrence of any of the following without the executive’s consent and not due to cause, subject to certain notice and cure provisions:

•	a material reduction in the executive’s authority, duties or responsibilities

•
a material reduction in the executive’s base salary other than a one-time reduction that also is applied to substantially all of the other executive officers, provided that this reduction is substantially proportionate to the reduction applied to substantially all other executive officers;

•	the Company’s requiring the executive to report to anyone other than the Chief Executive Officer, the Board of Directors or a Committee of the Board; or

•
the Company’s requiring the executive to relocate his principal place of business or the Company’s relocating its headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

LTIP
The LTIP provides for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of our assets or stock, the merger of our company with or into another corporation such that our shareholders immediately prior to the merger exchange their shares of stock for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIP to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.

The award agreements under the LTIP provide for accelerated vesting of nonqualified stock options and restricted stock in the event of a participant’s death or termination due to a long-term disability.

Under the terms of Messrs. Swoboda’s performance units granted under the LTIP, if Mr. Swoboda’s employment is terminated due to death or long-term disability before the payment date of the performance units, he will be entitled to receive an adjusted payment under the performance units as if he had remained employed through the end of the performance period.  In the event there is a change in control (as “change in control” is defined in Mr. Swoboda’s change in control agreement described above), the performance measurement for the plan year will be at least 100%. However, Mr. Swoboda would not be entitled to payment under the performance units if there is a change in control and his employment terminates prior to the end of the fiscal year. If Mr. Swoboda’s employment is terminated in connection with a change in control (as defined in his change in control agreement described above) upon or after the end of the performance period but prior to the payment date under his performance units, he will be entitled to payment under his performance units as if he had remained employed through the payment date.
MICP
The MICP generally provides that eligible participants must be employed by us on the last day of the award period in order to be eligible for awards for such award period, except in the case of death or termination due to a long-term disability or in connection with a change in control. Upon a participant’s death or termination due to a long-term disability, the MICP provides that a participant is entitled to receive an adjusted award for any award period in which he or she was employed by us as if the participant were employed on the last day of the award period. In the event there was a change in control during the period, each participant’s performance measurement against individual goals for any quarterly award period ending after the effective date of the change in control would be 100% and the corporate performance measurement for such quarterly award period would be deemed met, and the corporate performance measurement for the plan year would be at least 100%, regardless of whether the participant had remained employed through the end of the award period. If there had been a change in control and a participant’s employment terminated for any reason (other than death or long-term disability) subsequent to the change in control but prior to the payment date for an award period, the participant would have been entitled to receive an award for all award periods for the plan year as if the participant was employed on the last day of the award period. The MICP, as amended in August 2012, contains the same termination and change in control provisions for fiscal 2013 as the MICP did for fiscal 2012.

Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the named executive officers, other than Messrs. Kurtzweil and Kelley, in the event of a termination of employment or change in control, or both. During fiscal 2012, Mr. Kurtzweil resigned from the Company without good reason and did not receive any severance payments or benefits in connection therewith. Mr. Kelley resigned from the Company for good reason. Hence, Mr. Kelley was eligible to receive salary continuation for 12 months ($370,000) and a lump sum payment equal to 12 months of COBRA premiums ($17,391) based on the provisions of the Severance Plan.
Payments and benefits are estimated using the following assumptions: (i) the triggering event took place on June 22, 2012, the last business day of fiscal 2012, or the Trigger Date, (ii) the price per share of our common stock on the Trigger Date was $24.45, which represents the closing price of our common stock as reported by Nasdaq on such date, (iii) the terms and conditions of any agreements, plans and arrangements in effect as of the date of this proxy statement (as described above) were in effect on and applicable as of the Trigger Date notwithstanding a later approval or execution date, and (iv) all amounts are based on compensation and benefit amounts in effect as of the Trigger Date notwithstanding subsequent changes in such amounts for fiscal 2013. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.

Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Charles M. Swoboda	Death or termination of employment due to	Annual incentive award (1)	$0
	long-term disability	Vesting acceleration (100%) (2)	2,542,800
			$2,542,800
	Change in control (not involving	Annual incentive award (3)	$625,000
	termination of employment)	Vesting acceleration (100%) (4)	2,542,800
			$3,167,800
	Termination without cause or resignation	Base salary	$937,500
	for good reason not in connection with a	COBRA Premiums	24,913
	change in control (5)	Vesting acceleration (50%)	73,350
			$1,035,763
	Termination without cause or resignation	Base salary	$1,250,000
	for good reason in connection with a	Lump sum payment (7)	1,284,148
	change in control (6)	Vesting acceleration (100%)	2,542,800
			$5,076,948
Michael E. McDevitt	Death or termination of employment due to	Quarterly incentive award (8)	$14,219
	long-term disability	Annual incentive award (1)	0
		Vesting acceleration (100%) (2)	171,600
			$185,819
	Change in control (not involving	Quarterly incentive award (9)	$24,375
	termination of employment)	Annual incentive award (9)	146,250
		Vesting acceleration (100%) (4)	171,600
			$342,225
	Termination without cause or resignation	Base salary	$375,000
	for good reason not in connection with a	COBRA premiums	16,609
	change in control (10)		$391,609
	Termination without cause or resignation	Base salary	$375,000
	for good reason in connection with a	Incentive awards (9)	170,625
	change in control (11)	COBRA premiums	16,609
			$562,234
Norbert W. G. Hiller	Death or termination of employment due to	Quarterly incentive award (8)	$16,606
	long-term disability	Annual incentive award (1)	0
		Vesting acceleration (100%) (2)	376,530
			$393,136
	Change in control (not involving	Quarterly incentive award (9)	$18,866
	termination of employment)	Annual incentive award (9)	113,197
		Vesting acceleration (100%) (4)	376,530
			$508,593
	Termination without cause or resignation	Base salary	$290,250
	for good reason not in connection with a	COBRA premiums	11,073
	change in control (10)		$301,323
	Termination without cause or resignation	Base salary	$290,250
	for good reason in connection with a	Incentive awards (9)	132,064
	change in control (11)	COBRA premiums	11,073
			$433,387

Name	Triggering Event	Type of Payment/Benefit	Amount
Tyrone D. Mitchell, Jr.	Death or termination of employment due to	Quarterly incentive award (8)	$15,302
	long-term disability	Annual incentive award (1)	0
		Vesting acceleration (100%) (2)	674,820
			$690,122
	Change in control (not involving	Quarterly incentive award (9)	$18,850
	termination of employment)	Annual incentive award (9)	113,100
		Vesting acceleration (100%) (4)	674,820
			$806,770
	Termination without cause or resignation	Base salary	$290,000
	for good reason not in connection with a	COBRA premiums	16,609
	change in control (10)		$306,609
	Termination without cause or resignation	Base salary	$290,000
	for good reason in connection with a	Incentive awards (9)	131,950
	change in control (11)	COBRA premiums	16,609
			$438,559
________________

(1)
Based on actual results for performance period using 100% performance measurement prorated to the Trigger Date for the annual incentive portion. Assumes no prior leave of absence in the case of death. In the case of termination due to long-term disability, assuming 180 days prior leave of absence, payment would have been $0 for Messrs. Swoboda, McDevitt, Hiller and Mitchell. Actual amount will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.

(2)
Vesting is automatically accelerated for nonqualified stock options and restricted stock in the event of death or termination of employment due to long-term disability per terms of the award agreements under the LTIP, which terms apply equally to all participants.

(3)
Mr. Swoboda’s performance units provide that the performance measurement for determining his annual incentive award will be no less than 100% if a change in control occurs during the performance period. The amount in the table represents the additional amount Mr. Swoboda would have received as a result of this provision and excludes any amount he would otherwise be entitled to receive based on actual performance results.

(4)
For options and other awards under the LTIP, if the outstanding awards are not assumed by the successor in connection with a change in control, the Compensation Committee, in its discretion, may accelerate vesting of the outstanding but unvested options and awards. For purposes of this table, it has been assumed that the options and awards were not assumed by the successor and that the Compensation Committee exercised its discretion to the fullest extent possible.

(5)
The triggering event, along with resulting benefits, is defined in the Severance Plan, except that the right to accelerated vesting of unvested equity awards outstanding on August 18, 2008 is provided in Mr. Swoboda’s change in control agreement, and the triggering event and resulting benefits for each such award will be determined by reference to his employment agreement in effect on the date of the grant of such award. The Severance Plan does not provide an independent right to acceleration of unvested equity awards.

(6)
The triggering event, along with resulting benefits, is defined in Mr. Swoboda’s change in control agreement, except that, with respect to accelerated vesting of equity awards outstanding on August 18, 2008, the triggering event and resulting benefits for each award will be determined by reference to Mr. Swoboda’s employment agreement in effect on the date of the grant of such award. If Mr. Swoboda was generally disabled and we terminated his employment without cause in connection with a change in control prior to the date he was determined to have a long-term disability, or if he ceased to be generally disabled before his employment was terminated due to a long-term disability and he resigned for good reason (in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled (if not cured or consented to by Mr. Swoboda), then pursuant to his change in control agreement Mr. Swoboda would only be entitled to receive the base salary and COBRA premiums amounts specified for this triggering event, except that, vesting of equity awards outstanding on August 18, 2008 would be accelerated by reference to Mr. Swoboda’s employment agreement in effect on the date of the grant of such award resulting in an additional severance benefit of $73,350.

(7)
Includes lump sum payments in the following amounts: (i) $495,890, which represents 80% of Mr. Swoboda’s base salary prorated to the Trigger Date, (ii) $755,040, which represents the sum of his annual incentive awards for the previous two fiscal years, and (iii) $33,218 for 24 months of COBRA premiums.

(8)
Amount in table is based on actual results for performance period and is payable in the case of death only. In the case of termination due to long-term disability (assuming at least 91 days prior leave of absence), no payment would be due.

(9)
The MICP provides that, if a change in control occurs, a participant’s performance measurement for all quarterly award periods that end after the effective date of the change in control will be 100%, and performance measurement against corporate goals for the plan year will be the greater of 100% or such performance measurement as determined in accordance with the plan, regardless of whether the participant is employed on the last day of the award period (which would be required if the change in control had not occurred).

(10)	The triggering event, along with resulting benefits, is defined in the Severance Plan.

(11)
The MICP provides that, if a change in control occurs, a participant’s performance measurement for all quarterly award periods that end after the effective date of the change in control will be 100%, and performance measurement against corporate goals for the plan year will be the greater of 100% or such performance measurement as determined in accordance with the plan, regardless of whether the participant is employed on the last day of the award period (which would be required if the change in control had not occurred). Messrs. Hiller, McDevitt, and Mitchell do not have change of control agreements with the company at this time so no additional payments would be required.

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2012, as well as Mr. Ruud, who also serves as Vice Chairman–Lighting, and therefore does not receive compensation as a director. Mr. Ruud’s compensation for his services as Vice Chairman–Lighting, is also discussed in “Certain Transactions and Legal Proceedings—Transactions with Ruud Lighting, Inc. and Alan J. Ruud—Employment of Alan Ruud” on page 16.
Director Compensation for Fiscal 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Dolph W. von Arx (2)	$30,000	—	—	$3,286	$33,286
Clyde R. Hosein (3)	$60,000	$123,680	$50,725	—	$234,405
Robert A. Ingram (4)	$55,000	$123,680	$50,725	—	$229,405
Franco Plastina (5)	$60,000	$123,680	$50,725	—	$234,405
Alan J. Ruud (6)	N/A	$154,600	$353,265	$299,332	$807,197
Robert L. Tillman (7)	$50,000	$123,680	$50,725	—	$224,405
Harvey A. Wagner (8)	$80,000	$123,680	$50,725	—	$254,405
Thomas H. Werner (9)	$60,000	$123,680	$50,725	—	$234,405
________________

(1)
Amounts listed in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted during fiscal 2012 calculated in accordance with ASC Topic 718. With respect to Messrs. Hosein, Ingram, Plastina, Tillman, Wagner and Werner, these amounts relate to the annual grant of 4,000 nonqualified stock options and 4,000 shares of restricted stock on September 1, 2011. With respect to Mr. Ruud, these amounts relate to the sign-on grant of 30,000 nonqualified stock options and 5,000 shares of restricted stock on September 1, 2011 that he received for beginning his employment with us as Vice Chairman–Lighting. The exercise price of the option grants made on September 1, 2011 is $30.92, the closing price of our common stock as reported by Nasdaq on the date of grant. The awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2012.

(2)
Mr. von Arx served on the Board of Directors until October 25, 2011. All Other Compensation for Mr. von Arx includes additional fiscal 2012 compensation he received after October 25, 2011 as a part-time employee of the Company, serving as Director Emeritus with an annual salary of $5,000. As of June 24, 2012, Mr. von Arx had 30,000 options outstanding, all of which were exercisable.

(3)	As of June 24, 2012, Mr. Hosein had 32,750 options outstanding, of which 28,750 were exercisable. In addition, Mr. Hosein held 4,000 shares of restricted stock that vested on September 1, 2012.

(4)
As of June 24, 2012, Mr. Ingram had 17,750 options outstanding, of which 13,750 were exercisable. In addition, Mr. Ingram held 4,000 shares of restricted stock that vested on September 1, 2012. Lastly, Mr. Ingram deferred all of the $55,000 of fees earned in fiscal 2012 into the Deferral Program.

(5)	As of June 24, 2012, Mr. Plastina had 11,500 options outstanding, of which 7,500 were exercisable. In addition, Mr. Plastina held 4,000 shares of restricted stock that vested on September 1, 2012.

(6)
Mr. Ruud was appointed to the Board of Directors effective August 17, 2011. As of June 24, 2012, Mr. Ruud had 30,000 options outstanding, none of which were exercisable. In addition, Mr. Ruud held 5,000 shares of restricted stock that vested as to 1,667 shares on September 1, 2012 and will vest as to 1,667 additional shares on September 1, 2013 and 1,666 additional shares on September 1, 2014. These awards were granted for Mr. Ruud’s service as an employee, not as a director. All Other Compensation for Mr. Ruud includes additional fiscal 2012 compensation Mr. Ruud received for service as an employee beginning August 17, 2011, consisting of base salary payments of $279,464, bonus of $13,488 and matching contributions to the 401(k) plan of $6,380.

(7)
As of June 24, 2012, Mr. Tillman had 7,750 options outstanding, of which 3,750 were exercisable. In addition, Mr. Tillman held 4,000 shares of restricted stock that vested on September 1, 2012. Lastly, Mr. Tillman deferred $37,500 of the $50,000 of fees earned in fiscal 2012 into the Deferral Program.

(8)	As of June 24, 2012, Mr. Wagner had 29,000 options outstanding, of which 25,000 were exercisable. In addition, Mr. Wagner held 4,000 shares of restricted stock that vested on September 1, 2012.

(9)	As of June 24, 2012, Mr. Werner had 21,500 options outstanding, of which 17,500 were exercisable. In addition, Mr. Werner held 4,000 shares of restricted stock that vested on September 1, 2012.
Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of restricted stock and nonqualified stock options to purchase shares of our common stock. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Every September, we grant each non-employee director nominated for re-election an option to purchase 4,000 shares of common stock and a restricted stock award for 4,000 shares, each vesting on the first anniversary of the date of grant. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are generally granted prorated equity awards vesting on the same date as the awards granted to non-employee directors the preceding September. The exercise price of all option grants is equal to the fair market value on the grant date and the maximum term of the option is seven years. Vesting of all equity awards is subject to continued service.
In fiscal 2012, non-employee directors were paid the following quarterly cash retainers: $8,750 for service as a member of the Board; $1,250 for service as Lead Independent Director; $5,000 for service as Audit Committee Chair; $2,500 for service as Compensation Committee Chair; $1,250 for service as Governance and Nominations Committee Chair; $5,000 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Committee Chairs receive the retainer for service as chairman in addition to the retainer for committee membership. Non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future.
Non-employee directors may elect to participate in the Deferral Program. Under this plan, a participant will receive shares of our common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the consolidated closing bid price on Nasdaq on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.
Compensation Committee Interlocks and Insider Participation
Messrs. Werner, von Arx, Ingram and Tillman served on our Compensation Committee during fiscal 2012. None of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2012. No interlocking relationships existed during fiscal 2012 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2013. Ernst & Young LLP was first engaged as our independent auditors for fiscal 1999 and has served as our independent auditors for each subsequent fiscal year. A representative from Ernst & Young LLP is expected to be present at the 2012 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the 2012 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
The Board of Directors recommends
shareholders vote FOR Proposal No. 3.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.cree.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s Chief Executive Officer and Chief Financial Officer. The Audit Committee has also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.
Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 24, 2012 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE

Harvey A. Wagner, Chairman
Clyde R. Hosein
Franco Plastina
Independent Auditor Fee Information
The fees of Ernst & Young LLP for the fiscal years shown were as follows:

	Fiscal 2012	Fiscal 2011
Audit Fees	$1,790,000	$1,211,000
Audit-Related Fees	—	194,195
Tax Fees	176,870	295,362
All Other Fees	—	1,195
Total	$1,966,870	$1,701,752
Audit Fees. This category includes fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements (including the audit work associated with the acquisition of Ruud Lighting), review of financial statements included in the Company’s quarterly reports on Form 10-Q, internal controls attestation under Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.
Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.” The services comprising the fees disclosed under this category for fiscal 2011 were primarily for XBRL process consultations and due diligence services.
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning and tax advice. The services comprising the fees disclosed under this category for fiscal 2012 were primarily related to ongoing transfer pricing documentation assistance. The services comprising the fees disclosed under this category for fiscal 2011 were primarily related to ongoing transfer pricing documentation assistance, consultations on foreign tax compliance and tax planning.
All Other Fees. This category includes fees billed in the fiscal year shown for products and services provided by Ernst & Young LLP that are not reported in any other category. The services comprising the fees disclosed under this category for fiscal 2012 and fiscal 2011 were for training and online research access.

All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent auditors during fiscal 2012 and fiscal 2011 were approved by or on behalf of the Company’s Audit Committee.

PROPOSAL NO. 4—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance shareholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of shareholders and motivate executives to achieve business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create interests for the Company’s executive officers that are strongly aligned with the long-term interests of shareholders.

As required by Section 14A of the Securities Exchange Act of 1934, we are providing shareholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2012 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”

When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:

•
Positive results but no payout. We generated revenue of approximately $1.2 billion, but because we did not achieve our minimum earnings per share goals, our CEO did not receive any performance-based cash incentive compensation for fiscal 2012 and our other named executive officers serving at the end of fiscal 2012 only received limited cash incentive compensation related to strong fourth quarter performance for their service as executive officers.

•
Proportion of performance-based pay. Over 80% of our CEO’s target total direct compensation for fiscal 2012 was composed of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. On average, over 70% of our other named executive officers’ target total direct compensation for fiscal 2012 was composed of these components.

•	Base salaries. The base salaries of our named executive officers remained below the 50th percentile of the market data, as discussed on page 36 of this proxy statement.

•
Target bonus opportunities. We did not increase our named executive officers’ target bonus opportunities from fiscal 2011 to fiscal 2012, other than the temporary increase for Mr. McDevitt related to his appointment as our interim CFO.

Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends
shareholders vote FOR Proposal No. 4.

OTHER MATTERS
Other Business
Other than the election of the eight directors listed in this proxy statement, approval of the amendment to the LTIP, ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013 and advisory (nonbinding) vote to approve executive compensation, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2012 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by a certain date. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than eight nominees.
2013 Annual Meeting of Shareholders
Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2013 must be received by the Company not later than May 13, 2013, and must comply with the Commission’s rules in other respects.

Other shareholder proposals to be presented at the annual meeting in 2013, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 25, 2013, nor earlier than June 25, 2013. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is composed of individuals with diverse backgrounds and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties, (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially, (c) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders, (d) the extent to which the candidate would fill a present need on the Board of Directors, and (e) whether the candidate can make sufficient time available to perform the duties of a director. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval.

The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria above, including diversity of career experience, technical skills and industry background, and accordingly considers and recommends candidates for membership on the Board of Directors. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.

Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2013 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2013 Annual Meeting of Shareholders” on page 62 above.
Shareholder Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board of Directors in fulfilling its responsibilities to all shareholders. To that end the Board of Directors has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board of Directors may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and to provide related advice and informational support for a fee of $10,000 plus an allowance for the reimbursement of customary disbursements. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 24, 2012 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Shareholders Sharing the Same Last Name and Address
Only one Notice or annual report and proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or annual report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to Corporate_Secretary@Cree.com, by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.

Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2012 Annual Meeting of Shareholders will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 23, 2012, at 10:00 a.m. local time. Requests for directions to the meeting location may be directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Dated: September 5, 2012

APPENDIX A

RADFORD EXECUTIVE SURVEY PARTICIPANTS
($500M-$1.5B REVENUE)

1	ACXIOM	50	ICF INTERNATIONAL
2	ADTRAN	51	ILLUMINA
3	AKAMAI TECHNOLOGIES	52	INFORMATICA
4	ALEXION PHARMACEUTICALS	53	INTEGRATED DEVICE TECHNOLOGY
5	ALLSCRIPTS	54	INTERMEC
6	AMERICAN MEDICAL SYSTEMS	55	INTERNATIONAL RECTIFIER
7	ARM	56	INTERNATIONAL RELIEF AND DEVELOPMENT
8	ARRIS GROUP	57	INTERSIL
9	AVID TECHNOLOGY	58	INTUITIVE SURGICAL
10	BETFAIR LIMITED	59	JACK HENRY AND ASSOCIATES
11	BROOKS AUTOMATION	60	JDA SOFTWARE
12	CADENCE DESIGN SYSTEMS	61	KULICKE AND SOFFA
13	CALLAWAY GOLF	62	LAIRD TECHNOLOGIES
14	CAMBRIDGE SILICON RADIO	63	LINEAR TECHNOLOGY
15	CARL ZEISS MEDITEC	64	LITTELFUSE
16	CBS INTERACTIVE	65	MACDONALD DETTWILER & ASSOCIATES
17	CHECK POINT SOFTWARE TECHNOLOGIES	66	MATSON NAVIGATION COMPANY
18	CIBER	67	MENTOR GRAPHICS
19	CIENA	68	MICROCHIP TECHNOLOGY
20	CLEARWIRE	69	MICROSEMI
21	COHERENT	70	MISYS
22	COINSTAR	71	MITEL NETWORKS
23	CREE	72	MKS INSTRUMENTS
24	CSG SYSTEMS	73	NATIONAL INSTRUMENTS
25	CUBIC CORPORATION	74	NAVTEQ
26	CYMER	75	NEC CORP OF AMERICA
27	CYPRESS SEMICONDUCTOR	76	NETGEAR
28	DASSAULT SYSTEMES	77	NUANCE COMMUNICATIONS
29	DEX ONE SERVICE	78	OMNIVISION TECHNOLOGIES
30	DOLBY LABORATORIES	79	OPEN TEXT
31	DREAMWORKS ANIMATION	80	ORBITAL SCIENCES
32	EARTHLINK	81	ORBITZ WORLDWIDE
33	EDWARDS LIFESCIENCES	82	ORBOTECH PACIFIC LTD
34	ELECTRONICS FOR IMAGING	83	PACE AMERICAS
35	EMDEON	84	PANASONIC AVIONICS
36	EMERSON PROCESS MGMT -PSS	85	PLANTRONICS
37	ENTEGRIS	86	PMC-SIERRA
38	EQUINIX	87	PMI MORTGAGE INSURANCE CO
39	F5 NETWORKS	88	POLYCOM
40	FEI COMPANY	89	POWER-ONE
41	FINISAR	90	PROGRESS SOFTWARE
42	FLIR SYSTEMS	91	PROVIDE COMMERCE
43	GT ADVANCED TECHNOLOGIES	92	PTC - PARAMETRIC TECHNOLOGY
44	GTECH	93	QLOGIC
45	GTSI	94	QUANTUM
46	HAEMONETICS	95	QUEST SOFTWARE
47	HITACHI ELECTRICAL APPLIANCES	96	RACKSPACE HOSTING
	(SHANGHAI)- CHINA	97	RED HAT
48	HITACHI HIGH TECHNOLOGIES AMERICA	98	RESMED
49	HUGHES NETWORK SYSTEMS	99	RF MICRO DEVICES

A-1

100	RIVERBED TECHNOLOGY
101	ROLLS-ROYCE CANADA LIMITED
102	ROVI
103	SAMSUNG AUSTIN SEMICONDUCTOR
104	SAVVIS
105	SEATTLE CHILDREN’S
106	SEH AMERICA
107	SES AMERICAS
108	SIERRA WIRELESS
109	SILICON GRAPHICS INTERNATIONAL
110	SKYWORKS SOLUTIONS
111	SMART MODULAR TECHNOLOGIES
112	SMART TECHNOLOGIES
113	SOFTCHOICE
114	SPACE SYSTEMS/LORAL
115	SPANSION
116	STARZ ENTERTAINMENT LLC
117	SUPER MICRO COMPUTER
118	SUPERMEDIA
119	SVB FINANCIAL GROUP
120	SWIFT
121	SYBASE
122	SYNAPTICS
123	SYNOPSYS
124	TAKE-TWO INTERACTIVE SOFTWARE
125	TEKTRONIX
126	TELESAT CANADA
127	THE COOPER COMPANIES
128	THE MITRE CORPORATION
129	THE WALT DISNEY COMPANY
130	THQ
131	TIBCO SOFTWARE
132	TRANSACTION NETWORK SERVICES
133	TREND MICRO
134	TRIMBLE NAVIGATION
135	TRIQUINT SEMICONDUCTOR
136	TTM TECHNOLOGIES
137	TW TELECOM
138	UNDERWRITERS LABORATORIES
139	UNITED ONLINE
140	VARIAN SEMICONDUCTOR EQUIPMENT
141	VEECO INSTRUMENTS
142	VERIFONE
143	VERIGY
144	VERISIGN
145	VIASAT
146	VISTAPRINT
147	VONAGE
148	WMS
149	XEROX INTERNATIONAL PARTNERS
150	ZEBRA TECHNOLOGIES
151	ZYNGA GAME NETWORK

A-2

APPENDIX B

PROPOSED AMENDMENT TO
2004 LONG-TERM INCENTIVE COMPENSATION PLAN

If the proposed amendment to the 2004 Long-Term Incentive Compensation Plan is approved, Section 4.1(a) of the plan would read in its entirety as follows (not including the footnote):

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 22,200,0001 plus (ii) the number of Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.

________________

1	Increased from 18,200,000.

B-1

APPENDIX C

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

(as amended August 14, 2012, subject to shareholder approval of amendment to Section 4.1(a))

ARTICLE 1—GENERAL PROVISIONS

1.1 Establishment of Plan. Cree, Inc., a North Carolina corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Cree, Inc. 2004 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

1.3 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Stock Units, (vi) Performance Units, or any combination of these. Awards under the Plan may be made to Eligible Participants who are Outside Directors in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Stock Units, or any combination of these, subject to and in accordance with Section 4.2 and Article 10.

1.4 Effective Date. The Plan became effective upon approval of the Plan by the Company’s shareholders on November 4, 2004, and the date of such approval is referred to herein as the “Effective Date.”

1.5 Predecessor Plan. Upon approval of the Plan by the shareholders of the Company, no further grants may be made under the Cree, Inc. Amended and Restated Equity Compensation Plan (the “Predecessor Plan”).

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 “Award Agreement” means the written agreement, whether in printed or electronic form, between the Company and a Participant, evidencing an Award granted to the Participant under the Plan. The Award Agreement may be in the form of a master agreement between an Eligible Participant and the Company with respect to all or any types of Awards supplemented, with respect to a particular Award, by a notice of award issued by the Company.

2.2 “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Unit or combination of these.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means, unless provided otherwise in the Award Agreement or the Plan: (i) “Cause” as defined in an Individual Agreement to which a Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define Cause, termination of the Participant’s employment by the Company or any other Employer because of any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined by the Committee in good faith, including but not limited to (as determined by the Committee in good faith), (A) Participant’s breach of any agreement between Participant and an Employer, (B) Participant’s intentional or negligent failure to perform a reasonably requested directive or assignment or to perform his duties to the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, or (C) Participant’s misappropriation or attempted misappropriation of any of the Employer’s funds or property.

2.5 “Change in Control” means, unless provided otherwise in the Award Agreement, “Change in Control” or “Change of Control”, as applicable, as defined in an Individual Agreement to which a Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Change in Control, no Termination of Employment for that Participant shall be considered to be in connection with a Change in Control.

2.6 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7 “Committee” means a committee appointed by the Board to administer this Plan (or any specific provisions hereunder) pursuant to Article 3.

2.8 “Company” means Cree, Inc., a North Carolina corporation, and its successors and assigns.

2.9 “Disability” means, with respect to any Incentive Stock Option, disability as determined under Section 22(e)(3) of the Code, and with respect to any other Award, unless provided otherwise in the Award Agreement, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance and which results in Termination of Employment of the Participant, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

2.10 “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.11 “Eligible Participant” means any employee of the Employer and any Outside Director, subject to such limitations as may be provided by the Code, the Exchange Act or the Committee, as shall be determined by the Committee.

2.12 “Employer” means the Company and any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.14 “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that unless otherwise directed by the Committee:

(a) if the Shares are listed for trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

(b) if the Shares are listed for trading on The Nasdaq Stock Market and have been designated as a “Nasdaq Global Market” security (or such other name as The Nasdaq Stock Market may hereafter adopt for such segment), Fair Market Value on any date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session;

(c) if the Shares are listed for trading on The Nasdaq Stock Market and have not been designated under subsection (b) above, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session; or

(d) if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

For purposes of subsection (a) above, if the Shares are traded on more than one national securities exchange, then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange if the Shares are then traded on such exchange and (ii) otherwise such other exchange on which Shares are traded as may be designated by the Committee.

2.15 “Good Reason” means a Termination of Employment for “Good Reason” as defined in an Individual Agreement to which the Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Good Reason, no Termination of Employment for that Participant shall be considered to be for “Good Reason.”

2.16 “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which meets the requirements of Section 422 of the Code.

2.17 “Individual Agreement” means a written agreement between a Participant and the Company or any other Employer relating to employment by the Company or other Employer or to service as an Outside Director of the Company (other than an Award Agreement).

2.18 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.19 “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan that does not meet the requirements of Section 422 of the Code.

2.20 “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.21 “Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.22 “Outside Director” means a member of the Board who is not an employee of the Company or any other Employer.

2.23 “Participant” means an Eligible Participant to whom an Award has been granted.

2.24 “Payment Date” shall have the meaning set forth in Section 5.6 of the Plan.

2.25 “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of Awards intended to comply with Section 162(m) of the Code.

2.26 “Plan” means the Cree, Inc. 2004 Long-Term Incentive Compensation Plan, as amended from time to time.

2.27 “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28 “Restriction Period” means the period of any restriction applicable to an Award of Restricted Stock or Stock Units, which period shall commence on the date an Award of Restricted Stock or Stock Units is granted and end on such date as the Committee shall determine (subject to Sections 7.2(b) and Section 14.2).

2.29 “Retirement” means, unless provided otherwise in the Award Agreement or Individual Agreement, Termination of Employment other than for Cause after a Participant has reached the age of 55 years and has completed at least five years of service (full-time or full-time equivalent).

2.30 “Share” means one share of common stock, par value $0.00125 per share, of the Company, as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.31 “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

2.32 “Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.33 “Termination of Employment” means, unless provided otherwise in the Award Agreement, the discontinuance of employment of a Participant with the Employer for any reason, whether voluntary or involuntary, or in the case of an Outside Director, the discontinuance of services to the Company by an Outside Director, for any reason, whether voluntary or involuntary. If an Outside Director becomes an employee of the Company or any other Employer before or upon terminating service as an Outside Director, such employment will constitute a continuation of service with respect to Awards granted to the Participant while he or she served as a member of the Board. The determination of whether a Participant has discontinued employment or service shall be made by the Committee in its sole discretion. “Termination of Service” as used in an Award Agreement shall mean Termination of Employment.

ARTICLE 3—ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. Except with respect to Awards to Outside Directors under Article 10, the Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board of Directors. Unless the Board directs otherwise, the Compensation Committee of the Board shall serve as the Committee.

3.2 Authority of the Committee.

(a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an

Award and the contents of the Award Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(b) The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee or Outside Director under the Plan (including whether a Participant shall be deemed to have experienced a Termination of Employment, or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to qualify as an Employer, (ii) any leave of absence, (iii) any transfer between locations of employment with the Employer or between Employers, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) any employee who, at the request of the Employer or the Company, becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Employer.

(c) All actions, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Committee shall consider such factors as it deems relevant to making or taking such actions, determinations and decisions including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest an action, determination or decision by the Committee with respect to such person or Award only on the grounds that such action, determination or decision was arbitrary or capricious or was unlawful, and any review of such action, determination or decision shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan and/or Award Agreement for such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, at any time and from time to time, to the extent permitted by law and the Company’s Bylaws and subject to the applicable rules of any securities exchange or quotation or trading system on which Shares are traded, delegate to one or more members of the Committee or executive officers of the Company any or all of its authority under Section 3.2 and 3.3, except that the Committee may not delegate such authority with respect to Awards to members of the Board or to executive officers of the Company. The Committee may delegate the administration of the Plan to an officer or employee of the Company, and such administrator(s) may have the authority to prepare, execute and distribute Award Agreements or other documents relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee, including without limitation, provisions related to the consequences of Termination of Employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the

Participant sign a copy of the Award Agreement or otherwise confirm the Participant’s acceptance of the provisions of the Award Agreement. The Participant shall in any event be deemed to have accepted the provisions of an Award Agreement delivered to the Participant with respect to an Award by exercising the Award or receiving any benefits thereunder.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and any persons acting on its behalf pursuant to authority delegated by the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the person seeking indemnification has been negligent or engaged in misconduct in the performance of his or her duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4—SHARES SUBJECT TO THE PLAN

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 22,200,000 plus (ii) the number of Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.

(b) Subject to adjustment as provided in Section 4.3, no more than an aggregate of 1,000,000 Shares authorized by subsection (a) may be delivered pursuant to Awards of Restricted Stock, Stock Units or Performance Units made on or after October 25, 2011.

(c) If for any reason any Shares awarded or subject to purchase under this Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right or Performance Unit, such Shares shall again be available for issuance pursuant to an Award under the Plan, except that Shares with respect to which a Stock Appreciation Right is exercised, and Shares withheld for payment of taxes pursuant to Section 13.2, shall not thereafter be available for issuance under the Plan. The determination of the number of issued Shares that again become available for issuance with respect to grants of Incentive Stock Options pursuant to this Section 4.1 shall be made in accordance with the requirements of Treas. Reg. section 1.422-2(b)(3).

4.2 Individual Limits.

(a) Tax Code Limits. Except to the extent the Committee determines that an Award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code: (i) the aggregate number of Shares subject to Options or Stock Appreciation Rights granted under this Plan in any one fiscal year to any one Participant shall not exceed 300,000; (ii) the aggregate number of Shares subject to Restricted Stock or Stock Unit Awards granted under this Plan in any one fiscal year to any one Participant shall not exceed 100,000; and (iii) the aggregate value of Performance Unit Awards (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall not exceed the Fair Market Value of 100,000 Shares.

(b) Awards to Outside Directors. Awards to Outside Directors may be in the form of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof. The aggregate number of Shares subject to Restricted Stock or Stock Units granted under this Plan in any one fiscal year to any Outside Director shall not exceed 10,000. The aggregate number of Shares subject to Awards of any type granted under this Plan in any one fiscal year to any Outside Director shall not exceed 20,000.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (including unpaired shares replacing paired Shares); or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the number of Shares that may be awarded as set forth in Section 4.1;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code.

ARTICLE 5—STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee may be granted ISOs.

5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an Option shall not be less than the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; (ii) for any Award granted on or before June 29, 2008, in the event of the Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (iii), plus the number of Shares subject to Awards granted pursuant to clause (ii) of the fifth sentence of Section 6.4, clause (iii) of the first sentence of Section 7.2(b) and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan. In addition, the Committee may provide in the Award Agreement for the deferral of gains related to an exercise or may establish a cap on the maximum earnings a Participant can realize from exercise.

5.6 Payment. Options shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the Award Agreement from time to time. Unless otherwise authorized by the Committee, no Shares shall be delivered, whether in certificated or uncertificated form, until the full Option Price has been paid. Full payment of the Option Price (less any amount previously received from the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company either: (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000.

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

6.2 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3 Payment. The Committee shall have sole discretion to determine in each Award Agreement whether the payment with respect to the exercise of an SAR will be in the form of cash, Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion to determine in each Award Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine in each Award Agreement whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4 Duration, Exercise Price and Exercise of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the seventh (7th) anniversary of its grant date. The exercise price for each grant of an SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; or (ii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (ii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the second sentence of Section 5.5, clause (iii) of the first sentence of Section 7.2(b), and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

ARTICLE 7—RESTRICTED STOCK AND STOCK UNITS

7.1 Grants of Restricted Stock and Stock Units. Restricted Stock Awards and Stock Unit Awards may be made to Eligible Participants as an incentive for the performance of future services that the Committee in its sole discretion determines will contribute materially to the successful operation of the Employer. Subject to Section 4.2(b) with respect to grants to Outside Directors, Awards of Restricted Stock or Stock Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or Stock Units or deferred grants of Restricted Stock or Stock Units.

7.2 Restricted Stock/Stock Unit Award Agreement.

(a) In General. The Restricted Stock Award Agreement or the Stock Unit Award Agreement, as applicable, shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock or Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or Stock Unit such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances will shorten or terminate the Restriction Period; and rights of the Participant during the Restriction Period to vote and receive dividends in the case of Restricted Stock, or to receive dividend equivalents in the case of Stock Units that accrue dividend equivalents.

(b) Minimum Restriction Periods. All grants of Restricted Stock or Stock Units shall have a Restriction Period of at least three (3) years (or one (1) year in the case of Restricted Stock or Stock Unit Awards with restrictions based solely on achievement of performance goals), except that the Committee may provide in the Award Agreement and/or an Individual Agreement for vesting of the Award on a pro rata basis during the Restriction Period and/or that the Restriction Period for any Award may otherwise be shortened only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; (ii) for any Award granted on or before June 29, 2008, in the event of the Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (iii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the second sentence of Section 5.5, clause (ii) of the fifth sentence of Section 6.4, and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

(c) Execution of Award Agreements. Notwithstanding Section 3.5, a Restricted Stock or Stock Unit Award must be accepted within a period of sixty (60) days after receipt, or such other period as the Committee may specify, by executing a Restricted Stock/Stock Unit Award Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock or Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Stock Unit Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

7.3 Nontransferability. Except as otherwise provided in this Article 7 or in a Participant’s Award Agreement, no shares of Restricted Stock or Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, assigned, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Stock Units, either during or after the Restriction Period, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under an Award of Restricted Stock or Stock Units shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the vesting of the applicable Shares. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. A Participant receiving a Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units to the extent provided in the Award Agreement relating to the Award. The Committee may require that such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Awards intended to qualify for the performance-based compensation provisions of Section 162(m) of the Code, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for such provisions.

ARTICLE 8—PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

8.3 Earning of Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee may provide in the Award Agreement and/or an Individual Agreement that the Performance Units are earned notwithstanding achievement of the performance goals only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; or (ii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (ii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the second sentence of Section 5.5, clause (ii) of the fifth sentence of Section 6.4, and clause (iii) of the first sentence of Section 7.2(b), does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

8.4 Form and Timing of Payment of Performance Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to earned grants of Performance Units that are being settled in Shares and that have not yet been distributed to the Participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Stock Units, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

8.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 9—PERFORMANCE MEASURES

9.1 Approved Measures. Until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Awards granted to Eligible Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

9.2 Adjustments to Measures. The Committee shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. In the case of Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Section 162(m) of the Code). The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, and which are held by executive officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9.3 Use of Other Measures. If changes in applicable laws or regulations permit the Committee, in the case of Awards intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, discretion to use performance measures other than those listed in Section 9.1 without obtaining shareholder approval of such changes, the Committee may make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 10—AWARDS TO OUTSIDE DIRECTORS

An Outside Director may be granted one or more Awards of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof in any fiscal year, subject to the limitations of Section 4.2. The number of Shares subject to such Awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such Awards shall be approved from time to time by the Committee and shall be subject to the terms of this Plan applicable to Awards in general. Outside Directors may receive Awards under the Plan only as provided in this Article 10.

ARTICLE 11—BENEFICIARY DESIGNATION

If and to the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If any such designation is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such designations. Unless different rules and procedures are established by the Committee, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with a designated representative of the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12—DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or

SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant.

ARTICLE 13—WITHHOLDING

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, to the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14—AMENDMENT AND TERMINATION

14.1 Amendment of Plan. Except as otherwise provided in this Section 14.1, the Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. Neither the Committee nor the Board may, without approval of the shareholders of the Company, amend the Plan to (i) materially increase benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan or (iii) materially modify the requirements for participation in the Plan. The Company will also obtain the approval of the shareholders before amending the Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

14.2 Amendment of Award; Repricing. The Committee may, at any time, amend outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that: (i) if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment, except as provided in Section 14.4 or in the Award Agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding Option or SAR, nor award any Option or SAR in replacement of a canceled Option or SAR with a higher exercise price, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company. To the extent not inconsistent with the terms of the Plan and the foregoing, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Neither the Committee nor the Board may amend, waive, lapse or otherwise modify any conditions or restrictions in any outstanding Award without approval of the shareholders of the Company, except to the extent the Awards so modified would have been permitted by clause (iii) of the second sentence of Section 5.5, clause (ii) of the fifth sentence of Section 6.4, clause (iii) of the first sentence of Section 7.2(b), or clause (ii) of the second sentence of Section 8.3.

14.3 Termination of Plan. No Awards shall be granted under the Plan after November 3, 2015, but Awards theretofore granted may extend beyond that date.

14.4 Cancellation of Awards.

(a) The Committee may, in its sole discretion, provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

(b) For purposes of this Section, except to the extent provided otherwise in the Award Agreement, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company or any Employer and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.4 above without regard to any definition of Cause in any Individual Agreement), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company or any other Employer which is disparaging or which in any way reflects negatively upon the Company or the Employer; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or any Employer; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she has not engaged in any activity described in clauses (i)-(iv).

14.5 Assumption or Acceleration of Awards. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, each Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets or stock or other corporate transaction, the Committee shall notify the Participant that, subject to rescission if the merger, sale of assets or stock or other corporate transaction is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period.

ARTICLE 15—MISCELLANEOUS PROVISIONS

15.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or quotation or trading system on which Shares are traded and any applicable federal, state, local or foreign laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or quotation or trading system on which Shares are traded.

15.2 Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares covered by an Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

15.3 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a member of the Board, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Except to the extent approved by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

15.4 Compliance with Laws. At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desirable with respect to a particular Award granted under this Plan, such Award shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate. The Plan and the grant of Awards shall be subject to all applicable federal, state local and foreign laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

15.5 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

15.6 Tax Elections. Each Participant shall give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Section 83(b) of the Code.

15.7 Legal Construction.

(a) Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would result in the Plan or any Award Agreement not complying with any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of North Carolina.

CREE, INC. 4600 SILICON DRIVE DURHAM, NC 27703
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M49006-P29599	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CREE, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors				For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION OF DIRECTORS Nominees: 01) Charles M. Swoboda 02) Clyde R. Hosein 03) Robert A. Ingram 04) Franco Plastina	05) Alan J. Ruud 06) Robert L. Tillman 07) Harvey A. Wagner 08) Thomas H. Werner			☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals: Vote on Proposals 2. APPROVAL OF AMENDMENT TO THE 2004 LONG-TERM INCENTIVE COMPENSATION PLAN.							For ☐	Against ☐	Abstain ☐
3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2013.							☐	☐	☐
4. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION.							☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.   If any other matters properly come before the meeting or any adjournments thereof, the person named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 5, 2012, receipt of which is hereby acknowledged.

For address changes, please check this box and write the changes on the back where indicated.			☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
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Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

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M49007-P29599

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS OCTOBER 23, 2012

The undersigned hereby appoints Charles M. Swoboda and Adam H. Broome, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. that the undersigned is entitled to vote at the 2012 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 23, 2012 at 10:00 a.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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